Exhibit 10.30

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made and entered into as of the 11th day of September, 1995, by and among AMERICAN WIRELESS SYSTEMS, INC., a Delaware corporation ("AWS"), HEARTLAND MERGERSUB, INC., a Delaware corporation ("MergerSub") and HEARTLAND WIRELESS COMMUNICATIONS, INC., a Delaware corporation ("Heartland").


                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of AWS, MergerSub and Heartland have approved the merger of MergerSub with and into AWS pursuant and subject to the terms and conditions of this Agreement, whereby each issued and outstanding share of common stock, par value $.01 per share, of AWS ("AWS Common Share") will be converted into the right to receive the Conversion Amount as hereinafter defined; and

         WHEREAS,   AWS,   MergerSub  and  Heartland   desire  to  make  certain
representations, warranties and agreements in connection with the Merger and also to set forth the various conditions to the Merger; and

         WHEREAS, the Board of Directors of AWS, MergerSub and Heartland have adopted resolutions approving this Agreement; and

         WHEREAS, the terms used in this Agreement shall have the meanings respectively ascribed to them in Article 12 hereof.

         NOW, THEREFORE, the parties hereto hereby adopt the above recitals and agree as follows:

ARTICLE 1. THE MERGER

                  1.1 The Merger. At the Effective Time, MergerSub will merge with and into AWS (the "Merger") in accordance with the terms and conditions of this Agreement. AWS shall be the corporation surviving the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware. The Merger shall have the effects specified under the Delaware General Corporation Law ("DGCL").



                  1.2 Effect of the Merger.

                   (a) Effective Time. At the Effective Time, subject in all instances to each of the terms, conditions, provisions and limitations contained in this Agreement, (i) MergerSub will merge with and into AWS by the filing with the Secretary of the State of Delaware of a Certificate of Merger; (ii) each AWS Common Share outstanding at the Effective Time, by said occurrence and with no further action on the part of the holder thereof, shall be transformed and converted into the right to receive, upon surrender of the certificate for such AWS Common Share, the Conversion Amount, without interest or any similar payment thereon or with respect thereto; (iii) each share of common stock of MergerSub outstanding prior to the Merger will, by said occurrence and with no further action on the part of the holder thereof, be transformed and converted into one share of common stock of the Surviving Corporation, so that thereafter Heartland will be the sole and exclusive owner of equity securities of the Surviving Corporation; (iv) each warrant or AWS Stock Option to acquire AWS Common Stock outstanding at the Effective Time and not exercised or terminated, which are convertible by their respective terms into the right to receive Heartland Common Shares upon the consummation of the Merger, shall be so converted; and (v) the Surviving Corporation shall be the owner of all of the business, assets, rights and other attributes thereto of, or held by, either AWS or MergerSub.

                   (b) Conversion Amount. On the Closing Date, each outstanding AWS Common Share shall be converted into the right to receive the number of Heartland Common Shares (the "Conversion Amount") equal to the sum of (i) the Initial Amount and (ii) upon the expiration of the Escrow Period and after any adjustments in accordance with Article 11, the Contingent Amount. As used herein, the "Initial Amount" shall mean the number of Heartland Common Shares equal to the product of (i) the Initial Consideration divided by the Merger Consideration, multiplied by (ii) the Conversion Ratio, and the "Contingent Amount" shall mean the number of Heartland Common Shares equal to the product of
(i) the Contingent Consideration divided by the Merger Consideration, multiplied by (ii) the Conversion Ratio, subject to adjustment as provided in Article 11, as such amounts may be adjusted for the rounding of fractional shares as provided in Section 2.1(i). As used herein, the "Conversion Ratio" means the number of Heartland Common Shares to be exchanged for each AWS Common Share, which number of Heartland Common Shares is equal to (i) the Merger Consideration divided by (ii) the product of (A) the total number of Outstanding AWS Shares at the Effective Time multiplied by (B) the Exchange Price.

                   (c) Outstanding AWS Shares. As used herein, the "Outstanding AWS Shares" means (i) the total number of AWS Common Shares outstanding at the Effective Time plus (ii) the aggregate number of AWS Common Shares, determined for each AWS Stock Option or warrant to acquire AWS Common Shares outstanding at the Effective Time, equal to the quotient of (A) the AWS Share Value minus the exercise price of such option or warrant, divided by (B) the AWS Share Value. As used herein, the "AWS Share Value" means the Merger Consideration divided by the aggregate number of AWS Common Shares outstanding at the Effective Time.

                   (d)  Exchange  Price. As used herein, "Exchange  Price" means
(i) if the Closing Share Price is greater than or equal to the Minimum Collar Price and less than or equal to the Maximum Collar Price, then the Closing Share Price, (ii) if the Closing Share Price is less than the Minimum Collar Price, then the Minimum Collar Price, or (iii) if the Closing Share Price is greater than the Maximum Collar Price, then the Maximum Collar Price; subject to each party's respective right to terminate this Agreement as set forth in Section
10.2 or 10.3, as applicable, for the failure of the applicable condition precedent to the Merger set forth in Section 8.15 or 9.6, as applicable, if the Closing Share Price is either greater than the Maximum Termination Price or less than the Minimum Termination Price.

                   (e) Certificate of Incorporation of the Surviving Corporation. The certificate of incorporation of the Surviving Corporation shall be the certificate of incorporation of MergerSub immediately prior to the Effective Time.

                   (f) Bylaws of the Surviving Corporation. The bylaws of the Surviving Corporation shall be the bylaws of MergerSub immediately prior to the Effective Time.

                   (g) Board of Directors and Officers of the Surviving Corporation. The board of directors and officers of MergerSub immediately prior to the Effective Time shall be the board of directors and the officers of the Surviving Corporation, respectively, immediately upon the Effective Time, and such persons shall serve in such positions for the respective terms provided by law or in the bylaws of the Surviving Corporation and until their respective successors are elected and qualified.

                   (h) Heartland to Establish Escrow. Norwest Bank, N.A. shall act as exchange agent hereunder (the "Exchange Agent"). In the event Norwest Bank is unable or unwilling to act as the Exchange Agent, AWS and Heartland shall, upon mutual agreement, seek to select a comparable party to act as Exchange Agent. Heartland Common Shares shall be held by the Exchange Agent pursuant to the terms of an Escrow Agreement (the "Escrow Agreement") in the form attached hereto as Exhibit 1.2(h) hereto. Immediately prior to the Effective Time, Heartland shall deposit, or cause to be deposited, with the Exchange Agent, in trust for the holders of AWS Common Shares the aggregate Conversion Amount issuable pursuant to Section 1.2(i) in exchange for outstanding AWS Common Shares (the "Exchange Fund").

                   (i) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of AWS Common Shares a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing AWS Common Shares (the "Certificates") shall pass, only upon actual delivery of the Certificates to the Exchange Agent and shall contain instructions for use in effecting the surrender of the Certificates in exchange for the Conversion Amount. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall receive in exchange therefor (subject to the rounding of any fractional shares as provided in this Section 1.2(i)) the Initial Amount and shall be entitled to receive, upon the expiration of the Escrow Period, the Contingent Amount (as adjusted in accordance with Article 11) for the AWS Common Shares represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 1.2(i), each Certificate shall, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Certificate, the Conversion Amount with respect to each AWS Common Share represented thereby in accordance with the terms of this Agreement, as follows:

                              (i)  Upon  the  Closing  Date,  each  holder  of a
Certificate shall receive the Initial Amount (rounded up to the nearest whole Heartland Common Share) for the AWS Common Shares represented by a Certificate; and

                              (ii) Upon the  expiration of the Escrow Period and
upon the satisfaction of the conditions set forth in Article 11 (subject to the adjustments provided for therein), each holder of a Certificate shall be entitled to receive the Contingent Amount, minus any fractional shares not distributed pursuant to Subsection (i) above ("Holdback Amount") for the AWS Common Shares represented by a Certificate, subject to adjustment as provided in
Article 11.

                   (j) Dividends; Transfer Taxes. No dividends or other distributions that are declared on or after the Effective Time on Heartland Common Shares or are payable to the holders of record of Heartland Common Shares on or after the Effective Time will be paid to persons entitled by reason of the Merger to receive Heartland Common Shares until such persons surrender their Certificates, as provided in this Article 1. Subject to the effect of applicable law, there shall be paid to the record holder of Heartland Common Shares (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to whole Heartland Common Shares and having a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of dividends or other distributions payable with respect to Heartland Common Shares and having a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any dividends, cash in lieu of fractional shares or Heartland Common Shares are to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of Heartland Common Shares in a name other than that of the registered holder of the Certificate surrendered or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

                   (k) No Fractional Shares. No certificates or scrip representing fractional Heartland Common Shares shall be issued upon the surrender for exchange of Certificates pursuant to this Article 1, and, except as provided in this Section 1.2(k), no dividend or other distribution, stock split or interest shall relate to any such fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder of Heartland. In lieu of any fractional security, each holder of AWS Common Shares who would otherwise have been entitled to a fraction of a Heartland Common Share upon surrender of Certificates for exchange pursuant to this Article 1 will be paid an amount in cash (without interest) equal to the value of the fractional share based upon the Closing Share Price. No fractional interests shall be issued in connection with the disbursement of the Initial Amount, as further provided in Section 1.2(i). Upon the expiration of the Escrow Period, in connection with the distribution of Heartland Common Shares remaining in the Exchange Fund, Heartland shall repurchase any fractional shares from the Exchange Fund at the Exchange Price, and the proceeds thereof shall be disbursed to the former holders of AWS Common Shares as a part of the Contingent Amount, in accordance with the Escrow Agreement.

                   (l) Return of Exchange Fund. Any portion of the Exchange Fund and any dividends or distributions with respect to Heartland Common Shares which remain undistributed to the former holders of AWS Common Shares for three (3) months after the expiration of the Escrow Period shall be delivered to Heartland, upon demand of Heartland, and any former holders of AWS Common Shares who have not theretofore complied with this Article 1 shall thereafter look only to the Surviving Corporation and Heartland for payment of their claim for the Conversion Amount into which such AWS Common Shares are convertible, any cash in lieu of fractional Heartland Common Shares, and any dividends or distributions with respect to Heartland Common Shares.

                   (m) No Further Ownership Rights in Common Stock. All Heartland Common Shares issued, and all cash paid pursuant to this Section 1.2, upon the surrender for exchange of Certificates in accordance with the terms hereof, shall be deemed to have been issued or paid, as the case may be, in full satisfaction of all rights pertaining to the AWS Common Shares.

                   (n) Closing of AWS Transfer Books. At the Effective Time, the stock transfer books of AWS shall be closed and no transfer of AWS Common Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article 1.

                   (o) Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of AWS, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of each such corporation, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of each of such corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such corporations and otherwise to carry out the purposes of this Agreement.

                   (p) Dissenters' Rights. To the extent that holders of AWS Common Shares exercise dissenters' rights pursuant to applicable provisions of the DGCL, the AWS Common Shares of such holders shall not be converted to a right to receive the Conversion Amount, but Heartland Common Shares representing the Conversion Amount attributable to such shares shall be held by Escrow Agent subject to the provisions of such law. If any such holder fails to perfect or withdraws or loses its dissenter's rights, such AWS Common Shares shall then be treated as if they had been converted as of the Effective Time into a right to receive the Conversion Amount (in accordance with Section 1.2(i)).

         1.3 Closing. The Closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date (the "Closing Date") to be specified by the parties, which shall be no later than the fifth (5th) business day after the satisfaction or waiver of the conditions set forth in Articles 7, 8 and 9 hereof, unless another date or place is agreed to in writing by the parties hereto, at the offices of Arter, Hadden, Johnson & Bromberg, Dallas, Texas, or some other mutually agreeable location in Dallas, Texas.

         1.4 Escrow Note. Upon the Closing of the Merger, the aggregate amount of all Exclusivity Fees (as defined in Section 6.17) previously offset against the Escrow Note (as defined in Section 6.17) shall be added back to the principal amount outstanding under the Escrow Note and shall be repaid in accordance with the terms thereof.

ARTICLE 2.         REPRESENTATIONS AND WARRANTIES OF AWS.

         AWS hereby represents and warrants to Heartland and MergerSub, that as of the date hereof, and subject to the provisions of Article 3 and Article 11:

         2.1 Organization; Good Standing. AWS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. AWS is qualified as a foreign corporation in all jurisdictions in which it is required to qualify as a result of the conduct of its business or ownership of its properties and where the failure to be so qualified would have a Material Adverse Effect, which jurisdictions are set forth in Schedule 2.1.

         2.2 Subsidiaries. AWS Holdings, Inc., a Delaware corporation ("AWS Holdings"), the Texas joint venture formed to own and operate a wireless cable television system in Fort Worth, Texas ("AWS Fort Worth") and American Wireless System of Minneapolis, L.L.C., a Delaware limited liability company that owns and operates a wireless cable television system in Minneapolis, Minnesota ("AWS Minneapolis"), are the only Subsidiaries of AWS. Except as set forth on Schedule 2.2, (a) AWS owns directly, free and clear of liens, all outstanding shares or equity interests of AWS Holdings, and all such shares are validly issued, fully paid, non-assessable and not subject to preemptive rights, (b) AWS owns directly, free and clear of liens, a 20.01% joint venture interest in AWS Fort Worth and (c) AWS owns directly, free and clear of liens, a 25% membership interest in AWS Minneapolis. Except as set forth on Schedule 2.2, there are no outstanding subscriptions, options, warrants, calls, conversion or exchange rights, commitments or agreements of any character obligating AWS Minneapolis, AWS Holdings, or to the Knowledge of AWS, AWS Fort Worth, to issue, deliver or sell additional shares of its capital stock or equity interests of any class or any securities convertible into or exchangeable for any such capital stock or equity interests, and there are no rights of first refusal, transfer restrictions or similar rights or obligations with respect to the ownership interests of AWS in any Subsidiary. Except as set forth on Schedule 2.2, AWS does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, Joint Venture, association or other Person. Schedule 2.2 sets forth the record and, to the Knowledge of AWS, the beneficial owners of AWS Fort Worth, AWS Minneapolis, and the equity owners of any partnership or similar organization (other than AWS) formed to own an equity interest in AWS Fort Worth or AWS Minneapolis.

         2.3 Capitalization. The authorized capital stock of AWS as of the date of this Agreement consists of 40,000,000 shares of common stock, $.01 par value per share, of which 5,709,187 are issued and outstanding. Schedule 2.3 sets forth as of the date of this Agreement, a true and correct list of all outstanding options, warrants, calls, puts, commitments and other rights to purchase, or securities or other rights convertible or exchangeable into, capital stock of AWS indicating the record and, to the Knowledge of AWS, the beneficial owner thereof, the exercise, conversion or exchange price and period thereof, the term and any vesting or other conditions thereof. All securities issued or issuable by AWS have been paid for and delivered in accordance with the terms of applicable agreements or instruments, duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; none of such securities were issued in violation of the preemptive rights of any holder of any security of AWS or any similar rights granted by AWS or applicable laws.

         2.4 Authority; Enforceability; Non-Contravention. AWS has the corporate power and authority to conduct the business and activities conducted by it and to own or lease the assets owned or leased by it. AWS has the corporate power and authority (subject to shareholder approval as set forth in Section 9.1 and obtaining all required Consents as set forth in Sections 5.2 and 8.3) to execute and deliver this Agreement and all other documents required to be executed and delivered by AWS hereunder, to consummate the transactions hereby contemplated, and to take all other actions required to be taken by AWS pursuant to the provisions hereof. This Agreement and all other documents required to be executed and delivered by AWS hereunder have been duly authorized by all corporate action necessary on the part of AWS (subject to shareholder approval as set forth in Section 9.1 and obtaining all required Consents as set forth in Sections 5.2 and 8.3) and have been duly or will when executed and delivered be duly executed and delivered by AWS and constitute the legal, valid and binding obligations of AWS, enforceable against AWS in accordance with their terms. Except as disclosed in Schedule 2.4, neither the execution nor the delivery of this Agreement and all other documents required to be executed and delivered by AWS hereunder or the consummation of the transactions hereby contemplated by AWS
(i) conflicts with or constitutes any violation or breach of the Certificate of Incorporation or the Bylaws of AWS; (ii) to the Knowledge of AWS, constitutes any violation or breach of, or gives any other Person any rights (including any right of acceleration, termination or cancellation) under, any Material Contract, License, Channel Lease, Governmental Permit, or other document or agreement to which AWS is a party; (iii) to the Knowledge of AWS, constitutes a violation of any Order or Legal Requirement; or (iv) to the Knowledge of AWS, will result in the creation of any Lien on any of the assets or properties of AWS.

         2.5 Financial Statements. (a) Schedule 2.5 lists the audited financial statements of AWS as of, and for the period(s) ending, December 31, 1992 and 1993 including the balance sheets and related statements of income and expense, and unaudited consolidated financial statements of AWS and each Subsidiary as of and for the year ending December 31, 1994 and the three (3) month periods ending March 31, 1995 and June 30, 1995 (collectively, the "Financial Statements"). The Financial Statements and all notes thereto are complete and correct in all material respects, in accordance with the books and records of AWS and each Subsidiary, fairly present the financial position and results of operations of AWS and each Subsidiary as of the date thereof and for the periods referenced therein, all in accordance with GAAP, and have been delivered to Heartland.

              (b) Since June 30, 1995, except as set forth on Schedule 2.5, (i) AWS, AWS Holdings, AWS Minneapolis and, to the Knowledge of AWS, AWS Fort Worth have conducted its or their businesses in the ordinary, regular course thereof;
(ii) there has been no change in the financial condition of AWS, AWS Holdings, AWS Minneapolis nor, to the Knowledge of AWS, AWS Fort Worth which has had a Material Adverse Effect, or any damage, destruction or loss, not covered by insurance, which has had a Material Adverse Effect, or any change in the nature, or in the condition, of the businesses of AWS, AWS Holdings, AWS Minneapolis or, to the Knowledge of AWS, AWS Fort Worth which has had a Material Adverse Effect; or any event, condition or state of facts or any character whatsoever, the occurrence of which has had a Material Adverse Effect; and (iii) except in the ordinary and regular course of its or their businesses, neither AWS, AWS Holdings, AWS Minneapolis nor, to the Knowledge of AWS, AWS Fort Worth has made any dispositions of any of its or their assets; disposed of any records relating to its or their assets or properties; borrowed any funds; incurred, assumed or become subject to any obligation or liability, indebtedness for borrowed money, absolute or contingent; paid, discharged, or satisfied any claim, liability or obligation, absolute, accrued, contingent or otherwise; cancelled any debts owed to it or them; waived any claims or rights of value; granted or extended any power of attorney; or acted as any guarantor.

              (c) Neither AWS, AWS Holdings, AWS Minneapolis nor, to the Knowledge of AWS, AWS Fort Worth has any Liabilities (including, without limitation, any Liabilities arising from the Pittsburgh Sale Agreements), except as described or provided for in the Financial Statements or otherwise set forth on Schedule 2.5 which individually or in the aggregate would constitute a Material Adverse Effect. There has been no capital stock of AWS repurchased, any dividend declared or paid or any distribution made by AWS with respect to such capital stock, since June 30, 1995.

         2.6  Taxes.

              (a) All federal, state, county, local and foreign taxes, including without limitation, income, excise, payroll, sales, use, unemployment, social security, occupation, franchise, property, and other taxes, duties or charges (collectively, "Taxes") levied, assessed, or imposed upon AWS or any Subsidiary or its or their businesses, assets or properties as of such date have been duly and fully paid or have been adequately provided for on the Balance Sheet of AWS or any Subsidiary as of June 30, 1995. In addition, all filings, returns, and reports with respect to Taxes required by any foreign or domestic law or regulation to be filed by AWS or any Subsidiary on or prior to the date hereof have been duly and timely filed. There are no agreements, waivers or other arrangements (oral or written) providing for extensions of time with respect to the assessment or collection of unpaid Taxes, nor are there any actions, suits, proceedings, inquiries, investigations or claims of any nature or kind whatsoever now pending or, to the Knowledge of AWS, threatened, against AWS or any Subsidiary with respect to any such returns or reports, or any such Taxes, or any matters under discussion with any federal, state, county, local or other authority relating to Taxes.

              (b) Except as otherwise disclosed on Schedule 2.6, (i) AWS and each Subsidiary has made all payments of estimated Taxes required to be made under Section 6655 of the Code and any comparable provisions of state, local, federal or other law; (ii) all amounts of any Taxes, including payroll and federal excise taxes, that are required to be collected or withheld by AWS or any Subsidiary have been duly collected or withheld, and have been duly remitted or deposited in accordance with law; (iii) no power of attorney has been granted by AWS or any Subsidiary that is currently in force with respect to any matter relating to Taxes; (iv) none of AWS nor any Subsidiary has any deferred gain or loss (A) arising from deferred inter-company transactions, within the meaning of Treas. Regs. Section 1.1502-13 or any successor regulations, or (B) with respect to the stock or obligations of any member of the affiliated group of which AWS is the common parent, as described in Treas. Regs. Section 1.1502-14; (v) no taxes relating to periods ending before December 31, 1994 were paid by or charged to any Subsidiary on or after such date; (vi) neither AWS nor any Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code (or any similar provision of law or regulations) by reason of a change in accounting method, nor is the IRS or any other taxing authority considering any such change in accounting method; (vii) neither AWS nor any Subsidiary has disposed of any property which has been accounted for Tax purposes under the installment method; (viii) other than AWS Fort Worth, AWS Minneapolis, and the Joint Venture owning the wireless cable television system in Pittsburgh, Pennsylvania, neither AWS nor any Subsidiary owns any interest in any entity which is characterized as a partnership for federal income tax purposes; (ix) neither AWS nor any Subsidiary would be liable for any increase in Tax under Section 47 of the Code, were such entity to dispose of all of its assets on the Closing Date; (x) neither AWS nor any Subsidiary will have any "non-recaptured net Section 1231 losses," within the meaning of Section 1231(c) of the Code on the Closing Date; (xi) no election under Section 1504(d) of the Code has been made with respect to any Subsidiary; (xii) no claim or assertion has been made against AWS or any Subsidiary by any tax authority in any jurisdiction in which no tax return has been filed by AWS or said Subsidiary that it may be subject to Tax in that jurisdiction or otherwise is required to file a tax return.

              (c) AWS has a regular tax operating loss carryforward from its last filed federal corporate income tax return for the year ending February 28, 1994, in the amount of $2,447,845. The March 1, 1994 through December 31, 1994, tax return has not yet been prepared, but AWS has estimated a net operating loss for that year of 4.8 million dollars leaving a total net operating loss through December 31, 1994, of approximately $7,250,000. AWS represents that it has not undergone a Section 382 ownership change which would limit the ability to utilize these losses.

         2.7  Property.

              (a) Schedule 2.7(a) lists and describes, as of the date thereof, all of the Equipment, except small hand tools, office equipment and supplies, and similar equipment which are generally described by category and number.

              (b) Schedule 2.7(b) lists all Facilities, designating whether such
Facility   is   owned   or   leased,    including    whether    there   is   any
construction-in-progress of any towers, fixtures, vaults or pedestals attributable to any Site.

              (c) AWS and each Subsidiary own and hold good title, free and clear of any Liens, to all of the Equipment and Facilities, except as set forth on Schedule 2.7(c) or 2.9, and all of such Equipment and Facilities necessary to the conduct of the business of AWS and each Subsidiary at their present levels of operation is in serviceable condition; conforms to or complies with all applicable Orders and Legal Requirements, the violation of which has not had or would not have a Material Adverse Effect; and constitutes all of the Equipment and Facilities that are used, usable, held for use in or in conjunction with or otherwise associated with, required or necessary to the business operations of AWS and each Subsidiary.

         2.8 Receivables. All accounts receivable of AWS and each Subsidiary reflected in the Balance Sheet of AWS or each Subsidiary, as applicable, as of June 30, 1995, represent valid obligations arising from sales made in the ordinary and regular course of the Business. The accounts receivable reflected in the Balance Sheet of AWS or each Subsidiary, as applicable, as of June 30, 1995, are net of reserves therefor, valid receivables that have arisen in the ordinary course of the operations of AWS and each Subsidiary and, to the Knowledge of AWS, are net of reserves therefor, collectible and not subject to setoff or counterclaim, nor to any agreement to reduce or discount.

         2.9  Contracts.

              (a) Except as set forth elsewhere on Schedules 2.10, 2.11, 2.26 or 2.31, Schedule 2.9 sets forth a complete and correct list of the following types of contracts to which AWS or any Subsidiary is a party and which as of the date hereof are executory in nature or under which AWS or any Subsidiary has any obligation to pay, or right to receive, money; provided that the contracts to be disclosed pursuant to subsections (xiii) or (xiv) below shall include all of such contracts to which AWS or any Subsidiary is or has ever been a party (collectively, the "Material Contracts"):

                   (i) all contracts of a character required to be described in AWS's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994 or Quarterly Report Form 10-Q for the fiscal quarter ended June 30, 1995;

                   (ii) all Channel Leases;

                   (iii) all contracts or agreements of any kind with any director, executive officer or other officer of AWS or any Subsidiary;

                   (iv) any loan agreements, lease agreements, notes, mortgages, indentures, guarantees, security agreements, letters of credit, financing documents or other agreements for the borrowing or lending of money by AWS or any Subsidiary in excess of $25,000;

                   (v) all agreements relating to the acquisition of any Subsidiary;

                   (vi) all Joint Venture agreements;

                   (vii) all agreements involving an aggregate amount in excess of $50,000 to provide goods or perform services or for the payment for goods or services;

                   (viii)  any   commitment   or   agreement   for  any  capital
expenditure or leasehold improvement in excess of $25,000;

                   (ix) any agreement, contract or commitment limiting or restraining AWS or any Subsidiary from engaging or competing in any manner or in any business;

                   (x) all programming agreements;

                   (xi)  all   agreements   with   respect  to   resolution   of
interference issues;

                   (xii)  all  collective  bargaining   agreements,   employment
agreements, consulting agreements and severance agreements;

                   (xiii) all agreements for the offer or sale of securities whether outstanding on the date hereof or to which AWS or any Subsidiary has been a party in the past;

                   (xiv) all agreements with investment bankers or brokers whether outstanding on the date hereof or to which AWS or any Subsidiary has been a party in the past;

                   (xv) all agreements under which either AWS or any Subsidiary is entitled to indemnification and under which the potential claims subject to indemnification could reasonably be expected to exceed $25,000;

                   (xvi) all agreements to which either AWS or any Subsidiary is a party and involving an aggregate amount in excess of $10,000 under which either AWS or any Subsidiary or the other party to the agreement has, or has been alleged to have, breached, failed to perform under or otherwise failed to comply with the terms of, such agreement;

                   (xvii) any agreement with any Governmental Authority;

                   (xviii) any material agreement, contract or commitment not made in the ordinary course of business; and

                   (xix) any agreement or other arrangement with any Affiliate of AWS, or any Subsidiary or, to the Knowledge of AWS, any former officer or director of AWS (such agreements or arrangements shall be separately identified or described in such other Schedules or in Schedule 2.9 as "Affiliate Agreements").

              (b) True and correct copies of all the Material Contracts have been delivered to Heartland by or on behalf of AWS. To the Knowledge of AWS, each of the Material Contracts is valid and enforceable in accordance with its terms. To the Knowledge of AWS, neither AWS nor any Subsidiary is in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein, and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute such a default thereunder.

         2.10  FCC Matters.

              (a) Schedule 2.10(a) is a true and correct list of all Channel Leases. Except as set forth on Schedule 2.10(a), (i) AWS and each Subsidiary have performed in all material respects all obligations required to be performed by it under each of the Channel Leases; (ii) all of the Channel Leases are legal, valid and binding obligations enforceable against them in accordance with their respective terms and in full force and effect, and there are no defaults (or to the Knowledge of AWS events which, with notice or lapse of time or both, would constitute a default) by AWS or any other party to any such Channel Leases; (iii) Channel Leases set forth in the name of Persons other than AWS or a Subsidiary, as lessee, are identified on Schedule 2.10(a) and have been duly and validly assigned with all requisite consents and approvals of all parties thereto to AWS or a Subsidiary, and remain in full force and effect as if AWS or a Subsidiary were the initial "lessee" thereunder; (iv) to the Knowledge of AWS, no default or termination has been threatened in writing under any of the Channel Leases by any party thereto; and (v) the Channel Leases comply in all respects with the Act and the FCC Rules, and each of the Channel Leases, and all amendments thereto, have been filed with and approved by the FCC.

              (b) Listed in  Schedule  2.10(b) are all of the  Licenses  and FCC
Permits held or leased by AWS or any Subsidiary. All Licenses and FCC Permits are in the name of the Person set forth in Schedule 2.10(b). All reports or other documents required to be filed by AWS or any Subsidiary and to the Knowledge of AWS, any third party, with respect to any such Licenses have been filed. The Licenses and the FCC Permits listed on Schedule 2.10(b), constitute all of the Authorizations held or leased by AWS and are all of the Authorizations used, useable, held for use in or in conjunction with or otherwise associated with, required or necessary for AWS and Subsidiary to lawfully conduct its and their business operations. To the Knowledge of AWS, each of the Licenses and the FCC Permits, except as otherwise expressly noted on
Schedule 2.10(b), (i) is currently and validly held by the Person identified as the holder thereof on Schedule 2.10(b); (ii) authorizes said holder to construct and operate a facility transmitting video and audio programming on the Channels;
(iii) was validly issued; (iv) is validly existing and in full force and effect; and (v) is not subject to any conditions other than such conditions as are generally applicable to licenses and permits issued by the FCC with respect to ITFS, MDS or MMDS Channels. To the Knowledge of AWS, there are no existing or threatened investigations, inquiries or proceedings by or before the FCC or other Governmental Entity which, if adversely determined, would result in the revocation, cancellation, suspension, forfeiture or material adverse modification of any Application or Material Authorization.

              (c) Schedule 2.10(c) indicates all Applications and all amendments or other filings thereto. To the Knowledge of AWS, the information contained in each Application is true and correct in all material respects, and each Person which is a signatory to an Application is authorized under FCC rules to file such Application.

              (d) Except as otherwise expressly noted on Schedule 2.10(d), AWS and each Subsidiary and, to the Knowledge of AWS, the FCC Licensees and the FCC Permittees have each submitted to the FCC, the FAA and all other Governmental Authorities all notices, reports and other documents which have been or are required by the Act, the FCC Rules, the FAA Rules and other Legal Requirements, the Licenses and the FCC Permits except where the failure to do so would not (i) have a Material Adverse Effect; or (ii) hinder the ability of AWS and Subsidiary to fully perform its and their material obligations under this Agreement. Except as otherwise expressly noted on Schedule 2.10(d), to the Knowledge of AWS, no petitions to deny or informal objections have been filed against any of the amendments listed on Schedule 2.10(c). True and accurate copies of all amendments, notices, reports and other documents filed by AWS and, to the Knowledge of AWS, the FCC Licensees and the FCC Permittees with respect to the Licenses and the FCC Permits, with the FCC, the FAA, the copyright office and other governmental authorities have been either delivered to Heartland by AWS or otherwise identified by AWS and made available for Heartland's review.

         2.11 Insurance. Schedule 2.11 is a certificate of insurance which lists all insurance policies held by AWS and which are in full force and effect.

         2.12 Litigation. Except as set forth on Schedule 2.12, there is no Proceeding, in each case domestic or foreign, pending or, to the Knowledge of AWS, threatened against, or involving the properties or business of AWS or any Subsidiary which (a) questions the validity of the issuance of the capital stock or equity interests of AWS or any Subsidiary, this Agreement or any action taken or to be taken by AWS pursuant to or in connection with this Agreement; (b) is required to be, and has not been so, disclosed in the filings with the SEC by AWS (and such proceedings are as summarized in such SEC Filings accurately summarized in all material respects); (c) materially adversely affects the Channel Leases or FCC Licenses or the operation of the Channels and transmission facilities relating thereto and the Wireless Cable Business; or (d) would otherwise have a Material Adverse Effect.

         2.13 Registration Rights. Except as set forth on Schedule 2.13, no Person has rights to the registration of any securities of AWS, AWS Holdings, AWS Minneapolis or, to the Knowledge of AWS, AWS Fort Worth.

         2.14 Key-Person Insurance. Neither AWS nor any Subsidiary has any key-person insurance on the life of any officer, director or employee of AWS, AWS Holdings, AWS Minneapolis or, to the Knowledge of AWS, AWS Fort Worth.

         2.15 Certain Activities and Services. Except as set forth on Schedule 2.15, neither AWS, AWS Holdings, AWS Minneapolis nor, to the Knowledge of AWS, AWS Fort Worth engages in any business other than the Wireless Cable Business.

         2.16 Governmental Permits. AWS and each Subsidiary own, hold or possess all Governmental Permits which are necessary to entitle it to own or lease, operate and use its assets and to carry on and conduct their business as currently conducted, except with respect to Applications for which Licenses have not been granted, if any.

         2.17 Compliance With Laws. To the Knowledge of AWS, except for violations that would not have a Material Adverse Effect, AWS and each Subsidiary have complied in all respects with all applicable Legal Requirements and Orders of any Governmental Authority having jurisdiction over it or them or its or their operations, including, but not limited to, all FCC Rules and any laws (including Environmental Laws), rules or regulations regulating, if applicable, zoning, fair and equal employment practices, the safety of the workplace, the discharge of materials into the Environment or otherwise relating to the protection of the Environment, antitrust, anti-monopoly or anti-competitive activities, wages, hours, collective bargaining and the payment of withholding and social security taxes. Except as set forth on Schedule 2.17, there are no Orders outstanding and in effect against AWS or any Subsidiary, its or their assets, the transactions contemplated by this Agreement, or, to the Knowledge of AWS, any of the parties to Channel Leases, other than Orders issued with respect to the wireless cable industry generally and in the normal course of regulation, which would, individually or in the aggregate: (i) have a Material Adverse Effect, or (ii) hinder in any material respect the ability of AWS or any Subsidiary to fully perform its or their material obligations under this Agreement. Except as set forth in Schedule 2.17, AWS has not received any notice (written or otherwise) from any Person to the effect that, or otherwise been advised that, AWS or any Subsidiary is not in compliance with any applicable law, ordinance, regulation, building or zoning law, and AWS and each Subsidiary have no Knowledge that any presently existing circumstances would result in a violation of any such law, statute, ordinance or regulation, the non-compliance with which would have a Material Adverse Effect.

         2.18 Environmental Matters. Except as disclosed on Schedule 2.18, to the Knowledge of AWS:

              (a) Neither AWS nor any Subsidiary, nor any predecessor thereof or anyone else, has Managed or Released any Hazardous Substances at, on, in, to or from any property or business now or previously owned, operated, leased, controlled, used, occupied or conducted by AWS or any Subsidiary, or any predecessor thereof in quantities or concentrations which violate any applicable Environmental Law such as to have a Material Adverse Effect.

              (b) Neither AWS nor any Subsidiary has received any request for information, notice of claims, demand or notification that it is or may be a potentially responsible party with respect to any investigation or clean-up of any threatened or actual release of any Hazardous Substance, and no environmental inspections, audits, tests, reviews or other analysis are being conducted in relation to any property now or previously owned, operated, leased, controlled, used, occupied or conducted by AWS or any Subsidiary.

              (c) No written notification of a Release or threat of Release of a Hazardous Substance has been filed by or on behalf of AWS or any Subsidiary in relation to any property or business now or previously owned, operated, leased, controlled, used, occupied or conducted by AWS or any Subsidiary.

              (d) There are no facts or circumstances related to environmental matters concerning its properties or business now or previously owned, operated, leased, controlled, used, occupied, or conducted by AWS or any Subsidiary, or any predecessor thereof, that would reasonably be expected to lead to any material future environmental claims, liabilities or responsibilities against Heartland or against AWS or any Subsidiary, or any predecessor thereof.

         2.19 Intellectual Property. To the Knowledge of AWS, Schedule 2.19 is a true and correct list of all Intellectual Property owned or used by AWS or any Subsidiary. To the Knowledge of AWS, no person has any right to receive any royalty or similar payment arising from the Intellectual Property. Except as set forth on Schedule 2.19, AWS owns each of said properties; has not granted to any other Person any interest in any of said properties, as licensee or otherwise; and has filed all certificates, affidavits and other documents, and taken all other actions, necessary to retain its title to said properties and to keep the same in effect. To the Knowledge of AWS, none of said properties is invalid and none infringes upon the personal or property rights of any third party.

         2.20 Liens. Except as set forth on Schedule 2.20, AWS and each Subsidiary have good title to all of its and their assets, free and clear of all Liens, except for the lien, if any, of current Taxes not yet due and payable and except for those assets disposed of in the ordinary course of business.

         2.21 Regulatory Compliance. Except as otherwise expressly noted on the Schedules attached hereto, to the Knowledge of AWS, AWS, each Subsidiary, the Licensees and the FCC Permittees, are in material compliance with, and not in default under or in violation of, the Act, the FCC Rules, the FAA Rules, the Copyright Act, the Copyright Rules, and other Legal Requirements applicable to the Licenses or FCC Permits. Except as otherwise expressly noted on the Schedules attached hereto, to the Knowledge of AWS, neither AWS nor any Subsidiary has received any notice of noncompliance with, default under or violation of the Act, the FCC Rules, the FAA Rules, the Copyright Act, the Copyright Rules, other Legal Requirements and the applicable Licenses or FCC Permits. Except as set forth in Schedule 2.21, to the Knowledge of AWS, no condition exists or event has occurred with respect to AWS or any Subsidiary, the Licensees, the FCC Permittees, or any of the Licenses or FCC Permits which, in itself or with giving of notice or the lapse of time or both, would (i) constitute or result in a violation of the Act, any FCC Rule, any FAA Rule, the Copyright Act or the Copyright Rules; (ii) constitute a default in the due performance and observation of any term, covenant or condition of any of the Licenses or FCC Permits, (iii) result in a forfeiture, the denial, dismissal or rejection of any of the Schedule 2.10(c) or 2.10(d) amendments, or the suspension, termination, revocation, material impairment, material adverse modification or non-renewal of any License or FCC Permit, or (iv) adversely affect any of the material rights of AWS or any Subsidiary, any FCC Licensee or FCC Permittee under any of the Licenses or FCC Permits.

         2.22  Interference.  To the  Knowledge  of AWS,  except as set forth in
Schedule 2.22, neither AWS or any Subsidiary, nor any other party to a Channel Lease Agreement, has accepted the electrical interference to the channels from any source, has consented to the grant of any application involved with the FCC that demonstrates any electrical interference to the Channels, or has failed to timely petition to deny any application that proposes facilities which demonstrate that they would cause objectionable electrical interference to the Channels. To the Knowledge of AWS, except as otherwise expressly noted on
Schedule 2.22, neither AWS, any Subsidiary, any FCC Licensee, any FCC Permittee, nor any other party to a Channel Lease Agreement, will experience interference which will materially and adversely impact operation of the Facilities it has constructed and/or operated, or is constructing once such Facilities are constructed and operated, or will create interference which will materially and adversely impact the operation of other facilities licensed by the FCC to other Persons; for purposes of this Section 2.22, interference shall be deemed to exist if within an FCC Licensee's protected service area, the ratio of the desired signal to the undesired signal, at the antenna input terminals of the affected receiver, is less than 45 dB.

         2.23 Employee Plans. To the Knowledge of AWS:

              (a) Schedule 2.23 sets forth a true and complete list of each "employee benefit plan," as such term is defined in section 3(3) of the ERISA, whether or not subject to ERISA, and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, that provides or may provide benefits or compensation in respect of any employee or former employee of AWS or any Subsidiary or the beneficiaries or dependents of any such employee or former employee (such employees, former employees, beneficiaries and dependents collectively, the "Employees") or under which any Employee is or may become eligible to participate or derive a benefit and that is or has been maintained or established by AWS or to which AWS or any Subsidiary contributes or is or has been obligated or required to contribute or with respect to which AWS or any Subsidiary may have any liability or obligation (collectively, the "Plans"). AWS has not communicated to any Employee any intention or commitment to modify any Plan or to establish or implement any other employee or retiree benefit or compensation arrangement.

              (b) All Plans conform (and at all times within the five years preceding the date hereof have conformed) in all material respects to, and are being administered and operated (and have at all times within the five years preceding the date hereof been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable laws. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all Plans have been timely filed or delivered. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the Plans, that could subject AWS or any Subsidiary to any penalty or tax imposed under the Code or ERISA. Neither AWS nor any Subsidiary maintains or has maintained any Plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. Neither AWS nor any Subsidiary has any announced plan or legally binding commitment to create any Plans or to materially amend or modify any existing Plan.

              (c) There are no pending or threatened claims asserted or instituted against (i) any Plans or its assets, (ii) any fiduciary with respect to any such Plan or (iii) AWS or any Subsidiary or any of its officers, directors or employees under ERISA or any other applicable laws and rules and regulations promulgated thereunder, or claiming benefit payments other than those made in the ordinary operation of such plans, nor is there any basis for such claim. To the Knowledge of AWS, the Plans are not the subject of any investigation, audit or action by any governmental agency, including, but not limited to, the IRS, the Department of Labor, the Equal Employment Opportunity Commission or the Pension Benefit Guaranty Corporation ("PBGC").

         2.24 Finder's Fees. Except as set forth on Schedule 2.24, neither AWS, AWS Holdings, AWS Minneapolis nor, to the Knowledge of AWS, AWS Fort Worth has taken any action which would impose upon Heartland any obligation or liability to any person for finder's fees, agent's commissions or like payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         2.25 Copyright Act. Except as set forth in Schedule 2.25, AWS and each Subsidiary have submitted all requisite notices (if any are required) under the Copyright Act of 1976, as amended (together with all rules and regulations thereunder, the "Copyright Act"), for the carriage of all broadcast stations as currently carried over any of the Wireless Cable Television Systems. Except as set forth in Schedule 2.25, AWS and each Subsidiary have filed with the Copyright Office all required documents, instruments and statements of account and has remitted payments of all required royalty fees with respect to the compulsory licenses provided for in Section 111 of the Copyright Act for the carriage of broadcast signals in connection with the Wireless Cable Television Systems. Except as set forth in Schedule 2.25, neither AWS nor any Subsidiary is liable to any Person for copyright infringement under the Copyright Act as a result of its business operations. Except as set forth in Schedule 2.25, there have been no inquiries received from the Copyright Office, or, any other party, which questioned such statements of account or any copyright royalty payments made by AWS or any Subsidiary with respect to the Wireless Cable Television Systems, and no claim, action or demand for copyright infringement or for non-payment of royalties is pending or, to the Knowledge of AWS, threatened against AWS or any Subsidiary with respect to the Wireless Cable Television Systems.

         2.26 Programming Agreements. Schedule 2.26 sets forth a true and correct list of all agreements for programming and for each programming agreement (i) the name of the programmer; (ii) the programming service; (iii) the rate, and all factors that affect rate changes through the end of the term of such agreement; (iv) the term and any rights for early termination or extensions of the term of any party thereof; (v) any renegotiation rights; (vi) the relevant channels and geographic market; and (vii) any provisions relating to advertising. Neither AWS, AWS Holdings, AWS Minneapolis nor, to the Knowledge of AWS, AWS Fort Worth is a party to any agreements providing for the retransmission of any broadcast signals.

         2.27 SEC Filings. AWS has previously delivered to Heartland the AWS SEC Filings. Except as set froth in Schedule 2.27, each AWS SEC Filing was timely filed with the SEC and does not contain a misstatement of a material fact or an omission of a material fact required to be stated therein or necessary to make the statements therein not misleading as of the time such document was filed. Except as set forth in Schedule 2.27, no other document or report has been required to be filed by AWS with the SEC which has not been filed, and no event or transaction has occurred prior to the date hereof, which will hereafter be required to be disclosed by AWS in a Form 10-Q, Form 8-K or similar filing.

         2.28 Directors, Officers and Employees. Schedule 2.28 sets forth a list of all directors and officers of AWS and AWS Holdings and managers of AWS Fort Worth and AWS Minneapolis. Except as set forth on Schedule 2.28, neither AWS, AWS Holdings, AWS Minneapolis nor, to the Knowledge of AWS, AWS Fort Worth has any outstanding loans or extension of credit to, or any contracts, agreements or understandings with, any executive officer or director or member of their immediate family or any person with which any such person has a material relationship. Schedule 2.28 sets forth a list of (a) the names and positions of each employee of AWS, AWS Holdings, AWS Minneapolis and, to the Knowledge of AWS, AWS Fort Worth who was paid an aggregate compensation for the fiscal year ended December 31, 1994 in excess of $50,000, together with the amount thereof; and (b) any agreement or arrangement with any current or former employees, officers or directors of such parties that would entitle such person to receive any compensation or other payment upon or arising from (i) the termination of such person's services as an employee, officer or director, or (ii) the consummation of the Merger, together with the amount thereof (such aggregate amount, other than the amount payable to Steven G. Johnson, is referred to herein as "Severance Obligations"). AWS has made available to Heartland a true and correct copy of the current payroll which lists all employees of AWS, AWS Holdings, AWS Minneapolis and, to the Knowledge of AWS, AWS Fort Worth by category of employment and salary.

         2.29 Bank Accounts, etc. Schedule 2.29 sets forth a list of all (i) bank accounts of AWS, AWS Holdings, AWS Minneapolis and, to the Knowledge of AWS, AWS Fort Worth and the persons authorized to draw thereon and the balances thereof as of the date of this Agreement; (ii) safe deposit boxes of AWS, AWS Holdings, AWS Minneapolis and, to the Knowledge of AWS, AWS Fort Worth and the persons who have access thereto; and (iii) powers of attorney for tax purposes or otherwise and a summary of the terms thereof.

         2.30 Certain Claims. With respect to the Potential Claims (as defined in Section 6.13), AWS has previously delivered to Heartland a claim inventory for each Potential Claim that contains copies of all written correspondence between AWS and the potential claimant, and summaries of all material oral correspondence between such parties. Each such claim inventory is true and correct in all material respects.

         2.31 Site Leases and Site Options. Schedule 2.31 sets forth a true and correct list of each Site Lease and Site Option which AWS or any Subsidiary is a party or is otherwise bound. Each Site Lease and Site Option allows for the use and operation on the leased property of transmitters, antenna structures, antennas and other associated facilities, and permits the transmissions from the property of signals containing video and audio programming.

         2.32 Subscribers. Schedule 2.32 sets forth a true and correct list of the number of subscribers for each Wireless Cable Television System.

         2.33 Further Representation. No representation or warranty of AWS contained in this Agreement contains any untrue statement of, or omits to state, a material fact necessary in order to make the statements made herein, in light of the circumstances under which they are made, not misleading. To the Knowledge of AWS, all books, statements, documents, schedules and records furnished or given by it to Heartland or Heartland's agents during the negotiation of or preparatory to the execution of this Agreement or the consummation of the transactions contemplated hereby, are true, complete and genuine (and contain no misstatements or omissions of material facts).

               ARTICLE 3. SCOPE OF AWS REPRESENTATIONS AND WARRANTIES.

         3.1 Minneapolis and Fort Worth Markets. AWS owns a 25% membership interest in AWS Minneapolis and a 20.01% venture interest in AWS Fort Worth, which entities were formed to own and operate wireless cable television systems in Minneapolis, Minnesota ("Minneapolis System") and Fort Worth, Texas ("Fort Worth System"), and each of which are a Subsidiary of AWS for purposes of this Agreement. AWS is presently acting as the manager of the Fort Worth System and AWS Minneapolis but has no right to remain in the position of manager of either the Fort Worth System and AWS Minneapolis should AWS's Joint Venture partners terminate AWS as manager. AWS shall use reasonable efforts to assist Heartland in acquiring the interest of third parties in AWS Minneapolis and AWS Fort Worth. All representations, warranties and covenants regarding AWS and its Subsidiaries contained herein shall, to the extent provided in such representation, warranty or covenant, include, without limitation, AWS Minneapolis and AWS Fort Worth; provided that Heartland's right to indemnification as provided in Article 11 and in the Escrow Agreement for breaches of representations, warranties and covenants by AWS with respect to the Fort Worth System or Minneapolis System shall be reduced to reflect the percentage ownership interest of AWS in AWS Fort Worth or AWS Minneapolis, meaning that the liability of AWS for any Damages arising therefrom shall be proportionately reduced; provided further that all representations and warranties regarding the Fort Worth System shall be limited to the Knowledge of AWS. In the event AWS is terminated as the manager of either AWS Fort Worth or AWS Minneapolis after the date hereof but prior to the Closing Date, then the representations and warranties contained herein with respect to such Subsidiaries shall be true and correct as of the date hereof and the date of such termination, AWS shall be in compliance with all covenants contained in
Article 5 and to the extent applicable Article 6 regarding such Subsidiaries as of such termination date, and AWS shall have no liabilities hereunder for breaches of either (a) the representations and warranties made by AWS with respect to such Subsidiary arising from changes in conditions or circumstances occurring after the date of termination, or (b) the failure to perform any covenants regarding such Subsidiaries after any such termination; provided, however, that AWS shall use its good faith efforts to remain as the manager of each such Subsidiary through the Closing Date and shall not voluntarily withdraw or resign as the manager of either such Subsidiary.

         3.2 Pittsburgh Market. AWS has agreed to sell its interest in the Joint Venture ("Pittsburgh Venture") which operates the wireless cable television system in the Pittsburgh, Pennsylvania area ("Pittsburgh System") and has entered into that certain agreement ("Pittsburgh Sale Agreement") in connection therewith. The Pittsburgh Sale Agreement is a Material Contract and is listed on
Schedule 2.9. As set forth in Section 7.4 hereof, the consummation of the sale of the Pittsburgh Market in accordance with the terms of the Pittsburgh Sale Agreement is a condition precedent to the closing of the Merger. None of the representations, warranties or schedules contained in this Agreement are being made with respect to or contain the assets being transferred to or liabilities being assumed by the purchaser of the Pittsburgh System under the Pittsburgh Sale Agreement; provided that nothing contained herein shall limit the indemnification obligations of AWS hereunder for liabilities arising under or from the Pittsburgh Sale Agreement.

               ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF MERGERSUB AND
                          HEARTLAND.

         Heartland and MergerSub each hereby represent and warrant to AWS and to the shareholders of AWS, the following:

         4.1 Organization and Good Standing. Heartland is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. MergerSub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         4.2 Authority; Enforceability; Non-Contravention. Heartland has the corporate power and authority to conduct the business and activities conducted by it and to own or lease the assets owned or leased by it. Heartland has corporate power and authority (subject to shareholder approval and obtaining lenders' Consents as set forth in Sections 7.6 and 8.1) to execute and deliver this Agreement and all other documents required to be executed by Heartland hereunder, to consummate the transactions hereby contemplated, and to take all other actions required to be taken by Heartland pursuant to the provisions hereof. This Agreement and all other documents required to be executed and delivered by Heartland hereunder have been duly authorized by all corporate action necessary on the part of Heartland (subject to shareholder approval and obtaining lenders' Consents as set forth in Sections 7.6 and 8.1) and have been duly or will when executed and delivered be duly executed and delivered by Heartland, and constitute the legal, valid and binding obligations of Heartland enforceable against Heartland in accordance with their terms. Neither the execution nor the delivery of this Agreement and all the documents required to be executed and delivered by Heartland hereunder or the consummation of the transactions hereby contemplated by Heartland conflict with or constitute any violation or breach of the Certificate of Incorporation or the Bylaws of Heartland. MergerSub has the corporate power and authority to conduct the business and activities conducted by it and to own or lease the assets owned or leased by it. MergerSub has corporate power and authority (subject to shareholder approval and obtaining lenders' Consents as set forth in Sections
7.6 and 8.1) to execute and deliver this Agreement and all other documents required to be executed by MergerSub, to consummate the transactions hereby contemplated, and to take all other actions required to be taken by MergerSub pursuant to the provisions hereof. This Agreement and all other documents required to be executed and delivered by MergerSub hereunder have been duly authorized by all corporate action necessary on the part of MergerSub (subject to shareholder approval and obtaining lenders' Consents as set forth in Sections
7.6 and 8.1) and have been duly or will when executed and delivered be duly executed and delivered by MergerSub, and constitute the legal, valid and binding obligations of MergerSub enforceable against MergerSub in accordance with their terms. Neither the execution nor delivery of this Agreement and all other documents required to be executed and delivered by MergerSub hereunder or the consummation of the transactions hereby contemplated by MergerSub conflict with or constitute a violation or breach of the Certificate of Incorporation or the Bylaws of MergerSub.

         4.3 Litigation. There is no Proceeding pending or, to Heartland's Knowledge, threatened against or affecting Heartland that could reasonably be expected to result in issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated hereby. There is no Proceeding pending or, to MergerSub's Knowledge, threatened against or affecting MergerSub that could reasonably be expected to result in issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated hereby.

         4.4 Consents and Approvals. Other than any filings required under the HSR Act, FCC Consents or the filing of the Registration Statement, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority is required on behalf of Heartland or MergerSub in connection with the execution, delivery or performance of this Agreement and all documents contemplated hereby or the transactions contemplated hereby.

         4.5 Capitalization. The authorized capital stock of Heartland as of the date hereof consists of 50,000,000 shares of common stock, par value $.001 per share, and 10,000,000 of preferred stock, par value $.01 per share, of which 12,476,393 shares of Heartland common stock are issued and outstanding and no shares of preferred stock have been issued. Heartland Common Shares to be issued pursuant to this Agreement will be, upon issuance, validly issued, fully paid and non-assessable.

         4.6 Financial Statements. The financial statements contained in the Heartland SEC Filings are correct and complete and fairly present the financial position and results of operations of Heartland as of the date thereof and for the periods referenced therein, all in accordance with GAAP.

         4.7 SEC Filings.  Heartland has  previously  delivered to AWS copies of
(i) its Form 10-K for the fiscal year ended December 31, 1994, (ii) its Form 10-Q for the three (3) month periods ended March 31, 1995 and June 30, 1995,
(iii) its Registration Statement on Form S-3 (File No. 33-94838) declared effective by the SEC on August 4, 1995, and (iv) all Form 8-Ks filed with the SEC after June 30, 1995 and prior to the date of this Agreement ("Heartland SEC Filings"). Each such filing was timely filed with the SEC, and did not contain any misstatement of material fact or an omission of a material fact required to be stated therein necessary to make the statements therein not misleading as of the time such document was filed. Heartland has filed all documents required to be filed with the SEC. As of their respective dates, such reports complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended.

         4.8 Finder's Fees. Heartland has not taken any action which would impose upon AWS any obligation or liability to any person for finder's fees, agent's commissions or like payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         4.9 Further Representation. No representation or warranty of MergerSub or Heartland contained in this Agreement contains or will contain any untrue statement of, or omit to state, a material fact necessary in order to make the statements made herein, in light of the circumstances under which they are made, not misleading. To the Knowledge of Heartland and MergerSub, all books, statements, documents, schedules and records furnished or given by it or them to AWS or AWS's agents during the negotiation of or preparatory to the execution of this Agreement or the consummation of the transactions contemplated hereby, are true, complete and genuine (and contain no misstatement or omissions of material facts).

ARTICLE 5.         COVENANTS OF AWS.

         AWS hereby agrees to perform as follows:

         5.1 Operation  Prior to the Closing Date.  Subject to the provisions of
Section 5.4, from the date hereof through the Closing Date:

              (a) AWS shall give Heartland prior written notice before AWS, AWS Holdings, AWS Minneapolis or, to the Knowledge of AWS, AWS Fort Worth, shall engage in any practice, take any action or enter into any transaction other than in the customary and ordinary course of business.

              (b) AWS will,  and will cause each  Subsidiary  to, use reasonable
efforts  to  keep  its   business,   properties   and   business   relationships
substantially intact.

              (c) AWS will (i) pay and perform all of its debts, liabilities and obligations as and when due, except to the extent either (A) being contested in good faith or (B) as to which adequate liabilities have been accrued and recorded (determined in accordance with GAAP), (ii) perform its material obligations under all Authorizations and Material Contracts, and (iii) comply in all material respects with all Governmental Rules.

              (d) AWS agrees that (i) AWS will not take any action, and will endeavor in good faith not to permit any event to occur, which would cause or constitute a material breach; (ii) AWS will, in the event of, and promptly after the occurrence of, or promptly after becoming aware of the occurrence of or the impending or threatened occurrence of, any event which would cause or constitute a material breach or would, if it had occurred immediately prior to the date hereof, have caused or constituted a material breach of any of the representations and warranties set forth in said Article 2, give notice thereof to Heartland; (iii) use reasonable efforts not to allow the aggregate Net Permitted Liabilities (excluding the indebtedness evidenced by the Escrow Note) of AWS on the Closing Date to exceed the Net Permitted Liability Basket; and
(iv) AWS shall use reasonable efforts to prevent or promptly to remedy such breach.

              (e) AWS will, and will cause each of its Subsidiaries to, use reasonable efforts to preserve, protect and maintain its and their rights and interests in the Channel Leases, FCC Licenses, and Material Contracts, including, but not limited to, filing or having licensees or permittees file with the FCC any and all reports, applications or other documents necessary to preserve the FCC Licenses in full force and effect.

              (f) AWS will not, and will not cause any of its Subsidiaries to, enter into, amend or terminate, or agree to enter into, amend, except to comply with this Agreement, or terminate any Channel Lease, License, Permit, Application or Material Contract without giving prior written notice to Heartland.

              (g) AWS shall not repurchase, declare or pay any dividends, or make any other distributions consisting of cash or marketable securities or any contribution thereof, nor shall AWS or any of its Subsidiaries issue, sell or agree to sell any shares of its capital stock, or any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any shares of its capital stock.

              (h) AWS will not, and will not cause any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its assets, except as provided for by, or contemplated in, this Agreement, or in the ordinary course of business.

              (i) AWS will not, and will not cause any of its Subsidiaries to, increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its directors, officers or employees, pay bonuses to any such director, officer of employee, to the extent the aggregate of the foregoing exceeds $125,000, or pay any salaries except in the ordinary course of business, except as required under any existing written employment agreement with any officer, director or employee of AWS or any Subsidiary.

              (j) AWS shall not transfer any interest in any Subsidiary.

         5.2 Estoppel Certificates and Consents. Except as otherwise provided herein, AWS shall use reasonable efforts to obtain or cause to be made, all consents, governmental authorizations, approvals and filings necessary by virtue of the Merger contemplated by this Agreement on or before the Closing Date, so as to endeavor to ensure that the Surviving Corporation will as of the Effective Time enjoy all of the rights and privileges currently enjoyed by AWS and each Subsidiary under each of the Channel Leases, Licenses and Material Contracts. Upon request of Heartland, AWS shall assist Heartland to obtain from each of the other respective parties to each of such Channel Leases and Material Contracts
(a) estoppel certificates in the form of Exhibit 5.2 ("Estoppel Certificates"), certifying (i) that AWS or a Subsidiary, as applicable, is not in breach or violation of or in default under any of such Channel Leases or Material
Contracts and that it will not be by virtue of the transaction contemplated hereby, and (ii) other matters specified therein, and (b) consents ("Affiliate Transfer Consents") to future assignments of the rights thereunder to an affiliate of Heartland as further described therein. AWS shall seek any appropriate amendments, modifications or changes to each of such Channel Leases and Material Contracts so as to ensure that after the Effective Time, the licensees, permittees or other parties thereto notify Heartland directly in the event of a breach or violation of or default under any such Channel Lease or Material Contract. In addition to the other Estoppel Certificates to be delivered pursuant to this Section 5.2, AWS shall obtain Estoppel Certificates, dated no more than 15 days prior to the Closing Date, from each Person that would be owed, or is anticipated to be owed, in excess of $50,000 on the Closing Date, certifying the amount then owed to such Person and amount anticipated to be owing to such Person by AWS as of the Closing Date ("Account Estoppels").

         5.3 Renewal or Extension of FCC Authorizations. AWS shall, and shall cause each Subsidiary to:

              (a) timely file, or cause to be filed, all applications, reports and other submissions in such form and with such information as may be required by the FCC, including but not limited to renewal applications, applications for extensions of time to complete construction and Annual FCC Reports, to assure that all Channels licensed or authorized to either AWS or any Subsidiary remain in full force and effect without material adverse alteration or modification, except to the extent that such alteration or modification result from changes in the FCC's rules or policies of general applicability. After the applications are filed for FCC consent to the transfer of control of the FCC Licenses for said Channels to Heartland or an affiliate of Heartland, AWS shall file, or cause to be filed, at the request of and as an accommodation to Heartland, such reasonable applications for modification of their outstanding construction permits or licenses to implement the Merger. AWS shall utilize reasonable efforts to prosecute in good faith all applications, reports and submissions submitted in accordance with this Section 5.3.

              (b) use reasonable efforts to assure that the licensees or permittees under the Channel Leases timely file all applications, reports, and other submissions in such form and with such information as may be required by the FCC, including, but not limited to, renewal applications, applications for extensions of time to complete construction and Annual FCC Reports, to assure that such FCC Licenses remain in full force and effect without material adverse alteration or modification, except to the extent that such alteration or modification result from changes in the FCC's rules or policies of general applicability. AWS shall use its reasonable efforts to assure that the licensees or permittees under the Channel Leases diligently prosecute in good faith all such applications, reports and submissions. AWS shall promptly disclose to Heartland any information it receives regarding any conditions or circumstances that would cause, or might cause, the FCC to decline to issue such authorizations as may be necessary or desirable to keep the Licenses in full force and effect.

         5.4 No Solicitation. Subject to the provisions of Section 6.18 (regarding the sale of the Memphis Market), from and after the date hereof, AWS will not, and will not authorize any of its officers, directors, employees, agents and other representatives or those of any Subsidiary (collectively, "AWS Representatives") to, solicit, initiate or encourage (including by way of furnishing information) any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as defined herein) from any Person or engage in any discussion or negotiations relating thereto, or accept any Acquisition Proposal. AWS shall immediately cease and cause to be terminated any existing solicitation, discussion or negotiation with any parties conducted heretofore by AWS or any AWS Representatives with respect to any of the foregoing. To the extent permitted by applicable law, AWS will promptly notify Heartland of any such discussion or negotiations, requests for such information or the receipt of any Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations requesting such information or making such Acquisition Proposal, and the material terms and conditions of any Acquisition Proposal. As used in this Agreement, "Acquisition Proposal" shall mean any proposal or offer considered by the Board of Directors of AWS to be bona fide, other than a proposal or offer by Heartland or any of its affiliates, for a tender or exchange offer, a merger, consolidation or other business combination involving AWS or any Subsidiary or any proposal to acquire in any manner (a) a substantial equity interest in AWS or any Subsidiary, (b) any rights of AWS or any Subsidiary to any Channels or (c) any Wireless Cable Television System. Notwithstanding the foregoing, nothing in this Section 5.4 shall prohibit the Board of Directors of AWS from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal to acquire AWS or any Subsidiary pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or some other transaction, if, and only to the extent that
(A) the Board of Directors determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duty to its stockholders, (B) prior to furnishing such information to, or entering into discussions with or negotiations with, such person or entity, to the extent permitted by applicable law, AWS provides notice to Heartland to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (C) to the extent permitted by applicable law, AWS keeps Heartland informed, on a current basis, of the status of any such discussions or negotiations; (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; and (iii) soliciting or receiving offers for negotiating the sale of, or selling, the Memphis Market in accordance with Section 6.18. AWS will use reasonable efforts to cause a person provided proprietary information in accordance with the foregoing to enter into a confidentiality agreement.

         5.5 Audit of Financial Statements. Prior to the filing of the Registration Statement, AWS will have audits conducted and completed so that AWS can provide audited financial statements of AWS as of, and for the period ending, December 31, 1994, including the balance sheets and related statements of income and expense, and such financial statements shall conform in all material respects with the unaudited financial statements previously delivered by AWS to Heartland.

         5.6 Delivery of Schedules or Other Items. Notwithstanding any other statements contained herein to the contrary, AWS shall deliver to Heartland all schedules and documents stated to have been delivered herein within twenty (20) days of the date hereof.

         5.7 Resignation of Directors of AWS. AWS shall deliver to Heartland on the Closing Date, except as otherwise requested by Heartland, the written resignation of all directors of AWS and AWS Holdings.

ARTICLE 6.         ADDITIONAL AGREEMENTS.

         6.1 Shareholders Meeting. AWS and Heartland shall each take all action necessary in accordance with applicable law and in accordance with their respective certificates of incorporation and bylaws to convene a meeting of their respective stockholders as promptly as practicable after the Registration Statement is declared effective by the SEC, to consider and vote upon the approval of this Agreement. AWS and Heartland each, through its board of directors, shall recommend to its stockholders (and, if applicable, its lenders) approval of this Agreement and shall use reasonable efforts to obtain approval and adoption of this Agreement by such stockholders and lenders. AWS acknowledges that the consummation of the transactions contemplated by this Agreement by MergerSub and Heartland requires (and therefore is subject to) the approval of certain lenders of Heartland and Heartland agrees to seek to obtain the written approval of such lenders within forty-five (45) days of the date hereof.

         6.2  Registration Statement and Proxy Statement.

              (a) Heartland shall prepare and file with the SEC as soon as practicable a Registration Statement on Form S-4 ("Registration Statement") with respect to the Heartland Common Shares issuable in the Merger and in the acquisition of the Fort Worth Interest and Minneapolis Interest, a portion of which shall also serve as the joint proxy statement/prospectus with respect to the meetings of the stockholders of Heartland and AWS to approve the Merger, and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable. Heartland shall also take any action required to be taken under blue sky or securities laws in connection with Heartland Common Shares prior to the Closing. AWS shall furnish Heartland all information concerning AWS and its Subsidiaries and the holders of its common stock required for use in the Registration Statement, and AWS shall take such other actions as Heartland may reasonably request in connection with the preparation of such Registration Statement and the actions to be taken by AWS pursuant to this Section 6.2. None of the information furnished by or on behalf of AWS for use in the Registration Statement shall contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

              (b) AWS shall prepare and file with the SEC as soon as practicable a proxy statement that will be the same proxy statement/prospectus contained in the Registration Statement and a form of proxy, in connection with the vote of AWS's stockholders with respect to the consummation of the transactions set forth in this Agreement (such proxy statement/prospectus, together with any amendments thereof or supplements thereto, in any case in the form or forms mailed to AWS's stockholders, is herein called the "Proxy Statement"). Heartland shall furnish AWS all information concerning Heartland and MergerSub required for use in the Proxy Statement, and Heartland shall take such other action as AWS may reasonably request in connection with the preparation of the Proxy Statement. None of the information furnished by or on behalf of Heartland for use in the Registration Statement shall contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein not misleading.

         6.3 Access. Heartland and its officers, employees and representatives (including independent public accountants, investment bankers, environmental consultants and counsel), as applicable, will at all reasonable times during regular business hours be permitted reasonable access to the Facilities and AWS's corporate offices; will be permitted to make copies of or abstracts from all of the books and records, financial and operating data and other information of AWS and each Subsidiary; and will be permitted to discuss the affairs and accounts of AWS and each Subsidiary with the directors, officers, employees, counsel, and accountants of AWS and each Subsidiary. Such investigation shall not, however, affect the representations and warranties of AWS set forth in
Article 2 hereof. In the event the transactions contemplated hereby should not close for any reason, Heartland agrees that it will promptly return to AWS all such documents (including copies thereof) furnished by or on behalf of AWS and/or each Subsidiary to Heartland and its representatives and Heartland shall hold in confidence and shall not use or disclose to any third party any information concerning AWS and/or each Subsidiary obtained from such documents or otherwise in connection with the transactions contemplated by this Agreement unless (a) such information was at the time of its use or disclosure to any third party by Heartland in the public domain other than as a result of any breach of this provision by Heartland or (b) such disclosure is required by law.

         6.4 Compliance with Securities Act. AWS has caused to be prepared and delivered to Heartland and MergerSub a list identifying all persons who, to the Knowledge of AWS, as of the date hereof, may be deemed to be "Affiliates" of AWS and its Subsidiaries as that term is defined under Paragraphs (c) and (d) of Rule 145 of the Securities Act ("Rule 145 Affiliates"), and prior to the Closing Date, AWS shall cause to be prepared and delivered to Heartland and MergerSub an updated list (reasonably satisfactory to counsel for Heartland) identifying all persons who at the time of AWS's shareholder meeting may be deemed to be a Rule 145 Affiliate.

         6.5  Stock Options.

              (a) All options and stock appreciation rights previously granted, if any, under any AWS stock option plan for its directors or employees or the directors or employees of any Subsidiary (the "AWS Stock Option Plans") that are unexercised, whether or not then exercisable (the "AWS Stock Options"), shall be, on or prior to the Effective Time, immediately exercisable. AWS will permit all of the AWS Stock Options to be exercised by the tender to AWS of any of (i) cash in the amount of the exercise price, (ii) shares of Common Stock of AWS with a fair market value (as such term is defined in the AWS Stock Option Plans) equal to the exercise price, or (iii) the withholding by AWS of whole shares of Common Stock of AWS having a fair market value equal to the exercise price from the shares issued upon the exercise of the AWS Stock Options. Holders of the AWS Stock Options who so exercise such Stock Options prior to the Effective Time shall be entitled to exchange the shares of AWS Common Stock subject to such Stock Options for the Conversion Amount on the same basis as the other shareholders of AWS Common Stock. Any AWS Stock Options remaining unexercised at the Effective Time shall be either terminated or, if such AWS Stock Option is convertible by its terms into the right to receive Heartland Common Shares upon the consummation of the Merger, so converted. All AWS Stock Option Plans shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of AWS or any Subsidiary, shall be deleted as of the Effective Time, and AWS shall take all action necessary to ensure that following the Effective Time no participant in any AWS Stock Option Plan or other plans, programs or arrangements shall have any right thereunder to acquire equity securities of AWS, the Surviving Corporation or any subsidiary thereof, and to terminate all such rights.

              (b) AWS shall cause each holder of Non-Plan Options (whether or not exercisable) to consent to the cancellation of the Non-Plan Options to take effect on or prior to the Effective Time in consideration for the payment to such holders of the Conversion Amount for each share of AWS Common Stock subject to the Non-Plan Options, upon the payment by each holder of the applicable option exercise price. AWS will permit holders of Non-Plan Options to tender the applicable option exercise price by the tender to AWS of any of (i) cash in the amount of the exercise price, (ii) shares of Common Stock of AWS with a fair market value equal to the exercise price, or (iii) the withholding by AWS of whole shares of Common Stock of AWS having a fair market value equal to the exercise price from the shares issued upon the exercise of the Non-Plan Options. Cancellation of the Non-Plan Options in exchange for the consideration set forth in this Section 6.5 shall be deemed a release of any and all rights each holder had or may have had in the Non-Plan Options or the AWS Common Stock in respect of such options. The agreement or resolutions referenced in clauses (i) and (ii) of this subsection (b) shall be terminated and be of no further force and effect following the Effective Time. "Non-Plan Options" shall mean the options to acquire AWS common stock that are unexercised and were previously granted to Jeffrey D. Howes and Ernie Huls.

              (c) No employee of AWS or any Subsidiary who held options for AWS Common Stock prior to the Effective Time shall have any right to participate in Heartland's stock option plan with respect to all or any portion of any calendar year unless expressly so provided in any agreement between Heartland and such employee.

         6.6 Warrants. AWS will use reasonable efforts to cause each holder of warrants to acquire AWS Common Stock (whether or not then exercisable) to consent to the cancellation of such warrants to take effect on or prior to the Effective Time in consideration of the payment to such holder of the Conversion Amount for each share of AWS Common Stock subject to such warrant, upon the payment by such holder of the applicable warrant exercise price. Cancellation of such warrants in exchange for the consideration set forth in this Section 6.6 shall be deemed a release of any and all rights the holder had or may have had in the warrant or the AWS Common Stock in respect of such warrant.

         6.7 Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (a) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity; (b) the obtaining of all necessary consents, approvals or waivers from third parties; (c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

         6.8 Public Announcements. Heartland and MergerSub, on the one hand, and AWS, on the other hand, will consult with each other before issuing any press release with respect to the transactions contemplated by this Agreement, and shall not issue any such press release prior to such consultation, unless otherwise required under applicable law.

         6.9 Notification of Certain Matters. AWS shall give to Heartland prompt notice of: (i) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received subsequent to the date of this Agreement and prior to the Effective Time under any note, license, agreement or other instrument or obligation other than in respect of defaults which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and (ii) any Material Adverse Effect or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect. Heartland shall give AWS (a) from and after the date of this Agreement, prompt notice of the occurrence of any event that would require Heartland to file a current report on Form 8-K or issue a press release under applicable securities laws, and (b) from and after the date of the mailing of the Proxy Statement, prompt notice of the occurrence of any event that would require the information regarding Heartland contained in the Proxy Statement to be amended or supplemented under applicable securities laws. Each party shall give the other prompt notice of any written notice or other written communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

         6.10 Letters of AWS's Accountants. AWS shall use reasonable efforts to cause to be delivered to Heartland a letter of Arthur Andersen, L.L.P., AWS's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Heartland, in form and substance reasonably satisfactory to Heartland and customary in scope and substance for consent letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement ("Accountant's Consent Letter").

         6.11 Hart-Scott-Rodino Act Filing. The parties will cooperate in preparing and filing any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, and will use their respective best efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable.

         6.12 D&O Insurance; Release. Until the first anniversary of the Effective Time, Heartland shall cause the Surviving Corporation to maintain in effect with respect to matters occurring prior to the Effective Time, to the extent available, the policies of directors' and officers' liability insurance currently maintained by AWS; provided that the Surviving Corporation may substitute therefor policies containing coverage, terms and conditions which are no less advantageous. On the Closing Date, Heartland shall, and shall cause the Surviving Corporation to, execute a written release of the parties listed on
Schedule 6.12 in the form attached hereto as Exhibit 6.12 ("Release").

         6.13 Certain Claims. Prior to the Effective Time, AWS shall use reasonable efforts to respond to and defend any claims asserted (a) by TruVision Cable, Inc. ("TruVision") relative to the wireless cable rights and assets of AWS in Memphis, Tennessee ("Memphis Market"), (b) by American Telecasting, Inc. ("ATI") relative to the acquisition of AWS, (c) by Laidlaw regarding certain broker fees, and (d) by William Jenkins arising from the termination of his employment with AWS (collectively the "Potential Claims"). AWS shall give Heartland prior written notice of any settlement of a Potential Claim.

         6.14 SEC Filings. AWS shall cause to be filed and deliver to Heartland its Form 10-KSB for the fiscal year ended December 31, 1994 and its Form 10-QSB for the period ended March 31, 1995, and June 30, 1995, and all periodic and current reports required to be filed with the SEC for all periods after the execution of this Agreement through the Closing Date. Heartland shall cause to be filed and deliver to AWS all periodic and current reports required to be filed with SEC for all periods after the execution of this Agreement through the Closing Date.

         6.15 Acquisition of Certain Interests. Heartland shall use reasonable good faith efforts to enter into a binding contract to acquire (a) the 79.99% joint venture interest held by Fort Worth Wireless Cable TV Associates, a California general partnership, in AWS Fort Worth ("Fort Worth Interest") and
(b) the 75% membership interest held by WCTVA38, a California general partnership, in AWS Minneapolis ("Minneapolis Interest"), and to have such agreement (or a letter of intent for such agreement) executed within forty-five
(45) days from the date of this Agreement. As a part of Heartland's good faith effort to acquire such interests, Heartland shall initially offer to acquire the Minneapolis Interest for $15,000,000 and the Fort Worth Interest for $10,000,000, in each case with customary closing conditions and representations, warranties, indemnifications and releases reasonably acceptable to Heartland.

         6.16 Supplemental Schedules. AWS may supplement any Schedule to this Agreement (a) at any time through the date of the Due Diligence Notice without the consent or approval of Heartland, and (b) after the date of the Due Diligence Notice but prior to the Closing Date without the prior consent or approval of Heartland; provided that, if the disclosure in such supplemental Schedule represents a material change from any disclosure to Heartland on or prior to the date of the Due Diligence Notice, adverse to Heartland, Heartland shall be entitled to terminate this Agreement within fifteen (15) days of its receipt of such supplemental Schedule, as further provided in Article 10.

         6.17 Exclusivity Fee. As consideration for the covenant of AWS contained in Section 5.4, Heartland shall pay to AWS, until the Closing hereunder or earlier termination hereof in accordance with Article 10, a fee ("Exclusivity Fee") of $350,000 upon the date of the execution of this Agreement and $150,000 on the first date of each calendar month thereafter. The Exclusivity Fee shall be paid solely from the offset of such amounts against the accrued interest and outstanding principal amount under the Promissory Note from AWS to Heartland dated May 26, 1995 in the original principal amount of $1,800,000 ("Escrow Note") (all of which remains outstanding as of the date hereof), which offset shall occur automatically and without further notice from Heartland on each such date until the Closing under or earlier termination of this Agreement.

         6.18 Sale of Memphis Market. Notwithstanding any provisions contained herein to the contrary, AWS shall have the right to solicit bids for and negotiate the sale of the Wireless Cable Television System and related assets servicing the Memphis Market; provided that (i) AWS shall keep Heartland fully informed regarding the status of any negotiations regarding the sale of the Memphis Market or offers therefore, including without limitation, the identity of the proposed purchaser and the consideration offered or requested, (ii) Heartland shall have the right to approve, in its reasonable discretion, the terms of any disposition of the Memphis Market for an aggregate consideration of less than $3,900,000 and AWS shall not execute a definitive agreement to dispose of the Memphis Market for an aggregate consideration of less than $3,900,000 without Heartland's written approval, which shall not be unreasonably withheld, and (iii) the gross proceeds of any such disposition received by AWS ("Memphis Proceeds") shall reduce, dollar for dollar, the amount of the Net Permitted Liability Basket, and the excess Memphis Proceeds (meaning the amount of Memphis Proceeds in excess of $3,000,000) shall either be placed into an escrow account and shall remain in such account through the Closing Date or shall reduce, dollar for dollar, the Merger Consideration.

         6.19  Termination of Certain Agreements. On the Closing Date and at the
request  of  Heartland,   AWS  shall  terminate  any  Affiliate  Agreements  and
employment or other management agreements designated by Heartland.

         6.20 Exhibits. Heartland and AWS agree that any Exhibits not attached hereto on the date hereof shall be prepared and attached within forty-five (45) days of the date hereof, and agree to cooperate and negotiate in good faith in the preparation of such exhibits.

ARTICLE 7.         CONDITIONS PRECEDENT TO MERGER.

         The obligation of the parties hereto to consummate the Merger is subject to fulfillment, or written waiver signed by all parties hereto, of each of the following conditions precedent on or prior to the Closing Date or the date specified therein.

         7.1 Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect. All necessary state securities or blue sky authorizations shall have been received.

         7.2 No Order. No Governmental Authority or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of prohibiting the Merger or any of the transactions contemplated hereby or otherwise making the consummation of the Merger or any of the transactions contemplated hereby illegal.

         7.3 Other Approvals. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by AWS, Heartland and MergerSub, shall have been made or obtained (as the case may be) without restrictions.

         7.4 Sale of Pittsburgh System. The sale of the Pittsburgh System shall be consummated in accordance with the terms of the Pittsburgh Sale Agreement.

         7.5 Due Diligence Notice. Heartland shall have delivered to AWS written notice ("Due Diligence Notice") that Heartland is satisfied, in its sole discretion, with the results of the due diligence investigations of AWS conducted through the date of the Due Diligence Notice, which date shall be not later than forty-five (45) days following the date of this Agreement. Heartland's failure to deliver such notice within the time period specified herein shall constitute a waiver of such condition by Heartland and a waiver of its right to terminate this Agreement for matters set forth in the Disclosure Schedules delivered to Heartland on or before the thirty-fifth (35th) day following the date of this Agreement.

         7.6 Lenders' Consents. Heartland shall have delivered to AWS written notice ("Approval Notice") that the Merger has been approved or consented to by Jupiter Partners, L.P. and the holders of the $100,000,000 of 13% Senior Notes due 2003 of Heartland relative to the transactions contemplated by this Agreement on or before the forty-fifth (45th) day following the date of this Agreement.

         7.7 Other Acquisitions. Heartland shall have delivered to AWS written notice ("Notice of Agreement") that it has entered into binding agreements to acquire the Fort Worth Interest and Minneapolis Interest. Such notice shall be delivered within forty-five (45) days of the execution of this Agreement, and shall be accompanied by a copy of the agreement to acquire the Fort Worth Interest or Minneapolis Interest, as applicable.

         7.8 Fairness Opinions. AWS shall have delivered to Heartland and Merger Sub (i) on or before the 20th day following the date of this Agreement, an opinion of the AWS Advisor as to the fairness of the Merger to the stockholders of AWS from a financial point of view and (ii) on or before the date the joint proxy statement/prospectus constituting a part of the Registration Statement referred to in Section 6.2(a) shall be first mailed to stockholders of AWS, a letter from the AWS Advisor, dated as of the date of such joint proxy statement/prospectus, confirming its opinion (collectively, the "Fairness Opinion"). The Fairness Opinion shall be satisfactory in form and substance to AWS on the date of initial delivery thereof and on the date of any confirmation thereof contemplated in the preceding sentence, and on the Closing Date shall not have been withdrawn.

         7.9 Exhibits. On or before the forty-fifth (45th) day following the date hereof, Heartland and AWS shall have agreed upon the form of each exhibit to this Agreement and each such Exhibit shall be attached hereto.


ARTICLE 8.         CONDITIONS PRECEDENT TO CLOSING BY HEARTLAND AND MERGERSUB.

         The obligations of Heartland and MergerSub to consummate the Merger are subject to fulfillment, or written waiver signed by Heartland and MergerSub, of each of the following conditions precedent on or prior to the Closing Date.

         8.1 Stockholder Approval. The Merger and the acquisition of the Fort Worth Interest and Minneapolis Interest shall have been approved by the requisite vote of the holders of Heartland Common Shares in accordance with applicable law and its Certificate of Incorporation and Bylaws.

         8.2 Representations and Warranties. Each and every representation and warranty made by AWS shall be true and correct in all material respects when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date.

         8.3 AWS Documents. AWS shall have delivered the following to Heartland in form and substance satisfactory to Heartland and its counsel:

              (a) A certificate signed by the chief executive officer of AWS, on behalf of and in his capacity as an officer of AWS, confirming, on and as of the Closing Date, that each representation and warranty set forth in Section 2 hereof was true and correct in all material respects on the date made and is true and correct in all material respects on and as of the Closing Date and that AWS is in compliance with the applicable covenants set forth in Articles 5, 6 and 7.

              (b) Evidence that Channel Leases are in place for the Channels and that such agreements are in full force and effect.

              (c) An opinion of special counsel to AWS and an opinion of FCC counsel to AWS and each Subsidiary in the forms attached hereto as Exhibit 8-3(c).1 and Exhibit 8-3(c).2, respectively.

              (d) The minute books, bylaws, certificate of incorporation and other organizational documents of AWS and each Subsidiary and the stock books and stock ledgers of AWS Holdings.

              (e) All Account Estoppels and Estoppel Certificates and other necessary and appropriate governmental and third party Consents, approvals and clearances for consummation of the transactions contemplated herein, including, but not limited to, receipt of a "final" order by the FCC approving, without any materially adverse or onerous conditions, of the transfer of control of AWS as licensee of the owned Licenses. For purposes of this Section, the term "final" shall mean an order of the FCC which has not been stayed and, by lapse of time or otherwise, is no longer subject to administrative or judicial reconsideration, review, appeal or stay.

         8.4 No Material Adverse Change. No change shall have occurred with respect to AWS or any Subsidiary, or their respective assets from the date hereof through the Closing Date which would have a Material Adverse Effect.

         8.5 Dissenters' Rights. The shareholders of AWS Common Stock requesting an appraisal of their shares of AWS Common Stock or exercising the dissenter rights referred to in Section 1.2(p) hereof shall not hold more than an aggregate of 10% of all outstanding AWS Common Shares.

         8.6  Voting Trust Agreement. Each of the AWS shareholders identified on
Schedule 8.6 shall have executed the Voting Trust Agreement in the form attached hereto as Exhibit 8.6 and such agreement shall be in effect on the Closing Date.

         8.7 Acquisitions of Other Interests. Heartland shall have acquired, or shall simultaneously acquire, the Fort Worth Interest and Minneapolis Interest.

         8.8 Accountant's Consent Letter. Heartland shall have received from AWS the Accountant's Consent Letter.

         8.9 Satisfaction or Waiver of Conditions Precedent of AWS. Each of the conditions precedent to the obligations of AWS set forth in Article 7 or 9 shall have been satisfied or waived by AWS, except for the provisions of Section 9.1, which shall be satisfied and may not be waived by AWS.

         8.10 AWS Obligations Performed. All obligations of AWS to be performed hereunder through and including the Closing Date shall have been performed in all material respects.

         8.11 Warrants. Each warrant to purchase AWS Common Shares that would give the holder thereof the right to purchase any shares of capital stock of AWS (meaning warrants that do not by their terms convert into the right to purchase Heartland Common Shares) after the Closing Date shall have been exercised, cancelled or otherwise terminated.

         8.12 Closing Share Price. The Closing Share Price shall not be greater than the Maximum Termination Price.

ARTICLE 9.         CONDITIONS PRECEDENT TO CLOSING BY AWS.

         The   obligation  of  AWS  to  consummate  the  Merger  is  subject  to fulfillment, or written waiver signed by AWS, of each of the following conditions precedent on or prior to the Closing Date.

         9.1 Stockholder Approval. The Merger shall have been approved by the requisite vote of the holders of the AWS Common Shares in accordance with applicable law and its Certificate of Incorporation and Bylaws.

         9.2 Representations and Warranties. Each and every representation and warranty made by Heartland and/or MergerSub shall be true and correct in all material respects when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date.

         9.3 Heartland and/or MergerSub Documents. Heartland and/or MergerSub, as the applicable case may be, shall have executed and delivered to AWS in form and substance satisfactory to AWS and to counsel:

              (a) A certificate of the chief executive officer of Heartland and MergerSub, on behalf of and in his respective capacity as an officer of Heartland or MergerSub, confirming, on and as of the Closing Date, that each of the representations and warranties set forth in Section 4 hereof was true and correct in all material respects on the date made and are true and correct in all material respects on and as of the Closing Date.

              (b) An opinion of counsel to Heartland and/or MergerSub in the form attached hereto as Exhibit 9.3.

              (c) The Escrow Agreement, executed by Heartland and the Exchange Agent.

         9.4 Satisfaction or Waiver of Conditions Precedent of Heartland and MergerSub. Each of the conditions precedent to the obligations of Heartland and MergerSub set forth in Article 8 shall have been satisfied or otherwise waived by Heartland and MergerSub.

         9.5 Heartland and MergerSub Obligations Performed. All obligations of Heartland and MergerSub to be performed hereunder through and including the Closing Date shall have been performed in all material respects.

         9.6 Closing Share Price. The Closing Share Price shall not be less than the Minimum Termination Price.

         9.7 No Material Changes. No event shall have occurred that would require the information regarding Heartland contained in the Proxy Statement to be amended or supplemented under applicable securities laws.

ARTICLE 10.        TERMINATION.

         10.1 Termination by Mutual Consent. This Agreement may be terminated and may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of AWS and Heartland, by the mutual consent of Heartland, MergerSub and AWS.

         10.2 Termination by AWS. This Agreement may be terminated and the Merger may be abandoned by AWS if the Closing conditions set forth in Articles 7 and 9 shall not have been satisfied in full or waived on or before January 31, 1996.

         10.3 Termination by Heartland or MergerSub. This Agreement may be terminated and the Merger may be abandoned by Heartland or MergerSub if the Closing conditions set forth in Articles 7 and 8 shall not have been satisfied in full or waived on or before January 31, 1996; provided that Heartland shall have the absolute right to terminate this Agreement (a) at any time prior to the date of the Due Diligence Notice or (b) within fifteen (15) days after the occurrence of an event described in Section 6.16.

         10.4 Effect of Termination and Abandonment.

              (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 10, no party hereto (or any directors or officers) shall have any liability or further obligation to the other parties to this Agreement, except as provided in Article 10, and the remedies set forth below shall be each party's sole and exclusive remedy for any claims arising from this Agreement or the termination thereof. The payments specified below to be made hereunder are each party's reasonable estimate of the Damages arising from the other party's conduct leading to the termination hereof, and shall constitute liquidated damages for any claims based thereon.

              (b) In the event that any Person shall have made an Acquisition Proposal and the Board of Directors of AWS approves the execution of an agreement relating thereto or recommends to the AWS stockholders the acceptance of any Acquisition Proposal, then AWS shall promptly, but in no event later than two (2) days after the date of such event, pay Heartland a fee equal to the sum of (i) One Million Eight Hundred Thousand Dollars ($1,800,000) and (ii) the outstanding principal and accrued interest under the Escrow Note, and (iii) the aggregate amount of all Exclusivity Fees previously offset against the Escrow Note pursuant to Section 6.17, which amount shall be paid by wire transfer of same day funds. AWS acknowledges that the agreements contained in this Section 10.4(b) are integral parts of the transactions contemplated in this Agreement, and that, without these agreements, Heartland and MergerSub would not enter into this Agreement; accordingly, if AWS fails to promptly pay the amount due and pursuant to Section 10.4(b), and, in order to obtain such payment, Heartland or MergerSub commences a suit which results in a judgment against AWS for the fee set forth in this subparagraph (b), the non-prevailing party shall pay the prevailing party its cost and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the interest rate specified in the Escrow Note in effect on the date such payment was required to be made.

              (c) In the event that Heartland and/or MergerSub fail to consummate the Merger after all conditions set forth in Articles 7 and 8 have been satisfied or waived, then the indebtedness evidenced by the Escrow Note and the lien of the Asset Security Agreement ("Security Agreement") dated of even date therewith shall immediately, and without further acts or actions by Heartland or MergerSub, be released and discharged, AWS shall have no obligation to repay the amounts outstanding under the Escrow Note, Heartland shall release the security interest created by the Security Agreement, Heartland shall execute written releases of all UCC-1 financing statements executed to perfect the lien of the Security Agreement, the parties shall have no further obligations hereunder or under the Escrow Note or Security Agreement, and this Agreement shall terminate.

              (d) In the event that this Agreement is terminated (i) by Heartland in accordance with Section 6.16, (ii) by either party for the failure of the condition precedent set forth in Section 7.1 primarily as a result of past or present acts or omissions of AWS, predecessors or Affiliates of AWS, or their respective officers, directors or agents, (iii) by Heartland for the failure of the condition precedent set forth in Section 8.3(e) arising solely from the failure to obtain an FCC Consent, (iv) by AWS for the failure of the condition precedent set forth in Section 9.1, or (v) by Heartland for the failure of the condition precedent set forth in Section 8.2 or Section 8.4, then all Exclusivity Fees previously offset against the Escrow Note shall be added back to the principal balance of the Escrow Note and the Escrow Note shall thereafter be repaid to Heartland in accordance with the terms thereof; provided that, upon any such termination, the Escrow Note shall be modified to enter the maturity date thereof until the date which is one (1) year from the date of such termination.

              (e) In the event that this Agreement is terminated for any reason other than as set forth in subsections (b), (c) or (d) above, then the Escrow Note (less any Exclusivity Fees offset against the Escrow Note in accordance with Section 6.17, prorated through the date of termination) shall be repaid in accordance with its terms, and the parties shall have no further liabilities to each other (other than the obligation of AWS under the Escrow Note and Security Agreement); provided that, upon any such termination, the Escrow Note shall be modified to enter the maturity date thereof until the date which is one (1) year from the date of such termination.

ARTICLE 11.        CONDITIONS FOR RELEASE OF HOLDBACK AMOUNT

11.1 Provisions Regarding Representations and Warranties; Indemnifications. The statements, certifications, representations and warranties made by AWS in this Agreement, in any Schedule, or in any Exhibit, certificate or other instrument delivered by or on behalf of AWS or any Subsidiary pursuant to this Agreement shall survive the Merger for a period of one year from the Closing Date. Subject to the limitations contained in Section 3.1 regarding the Fort Worth System and Minneapolis System, AWS shall indemnify and hold Heartland and MergerSub, their respective officers and directors ("Heartland Indemnitees") harmless from any and all Damages relating to or arising from the following ("Primary Claims"):

              (a) the existence of any Net Permitted Liabilities (excluding the indebtedness evidenced by the Escrow Note) on the Closing Date in excess of $3,000,000 ("Net Permitted Liability Basket"), as adjusted pursuant to Section 6.18;

              (b) any material breach of the representations and warranties contained in Section 2.30, which breach may be established by (i) the discovery of undisclosed correspondence, documents or other materials originated by or established to have been received by AWS relating to a Potential Claim, or (ii) the admission, statement or testimony of any executive officer or director of AWS (including, without limitation, statements or disclosures in interrogatory responses, deposition testimony, settlement negotiations or other Proceedings), which conflicts with or contradicts any disclosure which is the subject of the representations and warranties contained in Section 2.30;

              (c) any Potential Claims of Laidlaw and Jenkins; and

              (d) any Claims arising from the willful malfeasance or any fraudulent acts of AWS or its officers or directors;

and AWS shall indemnify and hold the Heartland Indemnitees harmless from fifty percent (50%) of any Damages relating to or arising out of the following ("Secondary Claims"), to the extent such Damages are not the subject of a Primary Claim:

              (y) any breach or nonperformance (partial or total) of or in any representation or warranty or covenant of AWS contained in this Agreement; and

              (z) the Potential Claims of ATI and TruVision; provided that AWS shall not have any liability to the Heartland Indemnitees hereunder for any Damages arising from the Potential Claim of TruVision in excess of $1,800,000 (meaning the maximum liability of AWS to the Heartland Indemnitees hereunder for such claim shall be $900,000);

provided that, with respect to Secondary Claims, Heartland shall not make any claim for a Secondary Claim less than $10,000 ("Minimum Claim Amount"), and Heartland shall not assert any claims hereunder, until the aggregate amount of all Secondary Claims exceeds $250,000 ("Secondary Claim Floor"), and then Heartland shall only have the right to make claims hereunder for Secondary Claims to the extent that the aggregate amount of the Secondary Claims exceeds the Secondary Claim Floor. AWS, Heartland and MergerSub acknowledge and agree that, for purposes of determining the Secondary Claim Floor, one hundred percent (100%) of all Secondary Claims equal to or greater than the Minimum Claim Amount shall be included, and that the indemnification obligations of AWS for Secondary Claims in excess of the Secondary Claim Floor shall be limited to fifty percent (50%) of such excess.

         11.2 Escrow Holdback. The Holdback Amount shall be held by the Exchange Agent pursuant to the terms of the Escrow Agreement (attached as Exhibit 1.2(h)), which shall remain in effect until the expiration of the Escrow Period. The indemnification obligations of AWS shall be limited to and satisfied solely from the Holdback Amount in accordance with the terms of the Escrow Agreement. Upon the expiration of the Escrow Period, the Contingent Amount to be received by each former holder of AWS Common Shares shall be proportionately reduced by the aggregate of the Primary Claims and Secondary Claims properly charged against the Holdback Amount, to the extent such Holdback Amount is reduced by such claim as provided in the Escrow Agreement and herein. It is acknowledged and agreed that there shall be no remedy or other recourse by Heartland or
MergerSub, or its successors or assigns, against AWS or its shareholders, or their successors and assigns (but only in their capacity as shareholders) of any nature whatsoever, including, but not limited to, breaches of the representations, warranties or covenants of this Agreement, other than to the Holdback Amount, and that the Holdback Amount shall be the sole remedy and recourse by Heartland or MergerSub against AWS or its shareholders (but only in their capacity as shareholders).

         11.3 Adjustment to Contingent Consideration and Initial Consideration. In the event that the Potential Claim of TruVision is resolved and AWS and Heartland receive a full release from TruVision regarding its Potential Claim prior to the Closing Date, then (i) the Contingent Consideration shall be reduced by $500,000 and (ii) the Initial Consideration shall be increased by $500,000.

ARTICLE 12.        DEFINITIONS.

         12.1 The terms used in this Agreement have the respective meanings specified or referred to in this Article 12:

              "Acquisition Proposal" shall have the meaning set forth in Section 5.4.

              "Act" means The Communication Act of 1934, as amended.

              "Affiliate" means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and any other Person who or which, directly or indirectly, has any equity interest in such Person, is a director, officer or employee of such Person, or a member of the immediate family of any of the foregoing Persons, whether or not living under the same roof with such Person.

              "Affiliate  Transfer Consents" shall have the meaning set forth in
     Section 5.2

              "Annual FCC Report" means the reports which a licensee in the MMDS service is required to file annually with the FCC pursuant to Section
     21.911 of the FCC Rules.

              "Application" means a pending application by AWS or Institution or other Parties to the FCC for a License.

              "Approval Notice" shall have the meaning set forth in Section 7.6.

              "ATI" shall have the meaning set forth in Section 6.13.

              "Authorization" means any license, permit, authorization, franchise, grant, registration, certificate, consent and waiver awarded to AWS by a Governmental Authority which is used, useable or held for use in or in conjunction with or otherwise associated with the provision of wireless cable services, including the licenses, permits, authorizations, franchises, grants, registrations, certificates, consents and waivers listed on Schedules 2.10(b) and 2.10(d).

              "AWS Advisor" shall mean Daniels & Associates.

              "AWS Common Shares" shall mean all of the issued and outstanding capital stock of AWS immediately before the Merger.

              "AWS SEC Filings" means AWS's Form 10-KSB filed for the fiscal years ended December 31, 1993 and 1994, Form SB-2 (File No. 33-78354) filed with the SEC on April 29, 1994, Form SB-2 (File No. 33-75190) filed with the SEC on February 14, 1993, and all intervening Form 10-QSBs, 8-Ks and proxy statements filed with the SEC.

              "AWS Fort Worth" shall have the meaning set forth in Section 2.2.

              "AWS Holdings" shall have the meaning set forth in Section 2.2.

              "AWS Minneapolis" shall have the meaning set forth in Section 2.2.

              "AWS Representatives" shall have the meaning set forth in Section 5.4.

              "AWS Share Value" shall have the meaning set forth in Section 1.2(c).

              "AWS  Stock  Option  Plans"  shall have the  meaning  set forth in
     Section 6.5(a).

              "AWS Stock Options" shall have the meaning set forth in Section 6.5(a).

              "Certificates" shall have the meaning set forth in Section 1.2(i).

              "Channel" means a frequency band which may be licensed by the FCC to an eligible Person for the provision of ITFS, MDS or MMDS service.

              "Channel Lease" means an agreement pursuant to which authority under an Authorization has been leased to the AWS or Subsidiary.

              "Close" or "Closing" means the consummation of the transactions contemplated in Article 1 hereof as provided for in Section 1.3.

              "Closing Date" means the date on which the Closing shall occur as provided for in Section 1.3.

              "Closing Share Price" shall mean with respect to Heartland Common Shares the average of the closing prices of such stock as reported on the NASDAQ NMS for the ten (10) trading days ending on the fifth (5th) business day prior to the Closing Date. In the event that the Heartland Common Shares do not trade on any date within such ten-day period, the closing price for such date shall be deemed to be the closing price for the day preceding such date of purposes of determining the Closing Share Price.

              "Code" means the Internal Revenue Code of 1986, as amended.

              "Consents" means the consents (including, without limitation, FCC Consents), approvals, authorizations, and waivers of any public, government, or regulatory body, authority, agency, or unit and any and all consents, approvals, authorizations and waivers from parties to any of the Material Contracts or any other Person that are (i) required for the lawful consummation of this Agreement and/or any other transaction contemplated by this Agreement, or (ii) necessary or desirable for Heartland to conduct the operations currently conducted by AWS after the Closing, but does not include Affiliate Transfer Consents.

              "Contingent Amount" shall have the meaning set forth in Section 1.2(b).

              "Contingent Consideration" means $3,500,000, as adjusted pursuant to Section 11.3.

              "Conversion Amount" shall be the amount of consideration per share for the acquisition of AWS as provided for in Section 1.2(b).

              "Copyright Act" means the Copyright Act of 1976, as amended.

              "Copyright Office" means the United States Copyright Office of the Library of Congress.

              "Copyright Rules" means the rules and regulations promulgated by the Copyright Office under authority of the Copyright Act, as set forth in
     Part 201, Volume 37 of the Code of Federal Regulations.

              "Damages" means all losses, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, deficiencies, court costs, costs of arbitration or administrative proceedings, attorneys' fees and other reasonable expenses and costs.

              "DGCL" means the Delaware General Corporation Law.

              "Due Diligence Notice" shall have the meaning set forth in Section 7.5.

              "Effective Time" shall mean the date and time of the filing of the applicable certificate of merger in the State of Delaware.

              "Employee" shall have the meaning set forth in Section 2.23(a).

              "Environment" means the soil, surface waters, ground waters, land, stream, sediments, surface or subsurface strata and ambient air.

              "Environmental Laws" means all Legal Requirements relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all Legal Requirements of courts and other Governmental Authorities pertaining to reporting, licensing, permitting, investigation, remediation, and removal of, emissions, discharges, releases or threatened releases of Hazardous
     Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, and including electro-magnetic fields or discharges into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, which are now or may hereafter be applicable to AWS.

              "Equipment" means all of the furniture, fixtures, furnishings, machinery, computer hardware, antennas, transmitters, amplifiers, all other equipment associated with receiving and distributing signals at the head-end site and all other antenna and all electronic equipment, satellite receivers, modulators, earth stations and associated equipment, head-end amplifiers and associated equipment, distribution plant, programming signal descramblers for service which has commenced scrambling, subscriber's devices, converters, local origination equipment, test equipment, machinery, spare equipment and parts inventory, equipment inventory, supplies, and all other tangible personal property.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

              "Escrow Agreement" shall have the meaning set forth in Section 1.2(h).

              "Escrow Note" shall have the meaning set forth in Section 6.17.

              "Escrow Period" means the period commencing on the Closing Date and continuing for a period of one year, as extended pending the resolution of any Claims made within one year of the Closing Date and pending the administration of such Claims, as further provided in the Escrow Agreement.

              "Estoppel Certificate" shall have the meaning set forth in Section 5.2.

              "Exchange  Agent"  shall  have the  meaning  set forth in  Section
     1.2(h).

              "Exchange  Fund"  shall  have the  meaning  set  forth in  Section
     1.2(h).

              "Exchange  Price"  shall  have the  meaning  set forth in  Section
     1.2(d).

              "Exclusivity  Fee"  shall  have the  meaning  set forth in Section
     6.17.

              "FAA" means the Federal Aviation Administration or any successor agency(ies) with jurisdiction over towers and other antenna structures.

              "FAA Rules" means the rules promulgated by the FAA and applicable to antenna towers and other structures.

              "Facilities" means all of the plants, offices, broadcast towers, antenna towers, head-ends, studios, control centers and other real property interests and related facilities which are either owned by AWS or leased by or the use of which are leased by the AWS.

              "Fairness  Opinion"  shall have the  meaning  set forth in Section
     7.8.

              "FCC" means the Federal Communications Commission.

              "FCC Consent" shall mean the consent of the FCC to the transfer of control or assignment of any MDS and MMDS License or Application.

              "FCC Permit" shall mean a permit issued by the FCC to any Party to construct a facility to transmit signals over one or more ITFS, MDS or MMDS Channels.

              "FCC Permittee" shall mean a person who holds an FCC Permit as authorized by the FCC.

              "FCC Proceeding" means a Proceeding relating to Applications or Licenses.

              "FCC Rules" means the rules and regulations promulgated by the FCC under authority of the Act, as set forth in Volume 47 of the Code of Federal Regulations.

              "Financial Statements" shall have the meaning set forth in Section 2.5.

              "Fort Worth Interest" shall have the meaning set forth in Section 6.15.

              "Fort  Worth  System"  shall have the meaning set forth in Section
     3.1

              "GAAP" means generally accepted accounting principles in effect as of the applicable time or the date of any financial statements in the
     United States of America. The term "generally accepted accounting principles" shall mean accounting principles which are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors as generally accepted accounting principles, and
     (b) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied.

              "GAAP Liabilities" means liabilities on the Closing Date which would be properly reportable on a balance sheet for AWS as of the Closing Date prepared in accordance with GAAP.

              "Governmental   Authority"  means  any  federal,   state,   local,
     municipal, foreign or other government or any federal, state or local regulatory authority.

              "Governmental Permits" means all licenses,  consents,  franchises,
     permits,  privileges,   immunities,   approvals,   certificates  and  other
     authorizations from a Governmental Authority to AWS or Subsidiary.

              "Hazardous Substances" means any substance: (a) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (b) which is defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "pollutant" or "contaminant" under any applicable Environmental Law or amendments thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act ("RCRA") (42 U.S.C. Section 6901 et seq.), the Clean Air Act, (42 U.S.C. ss. 7401 et seq.) and any Environmental Law applicable to any jurisdiction in which any Site(s) are located; (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any Governmental Authority; (d) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; (e) without limitation, which contains polychlorinated biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or (f) without limitation, which contains or emits radioactive particles, waves or materials, including radon gas and electro-magnetic fields.

              "Heartland" shall have the meaning set forth in the Recitals.

              "Heartland Common Shares" means shares of common stock, $.001 par value per share, Heartland Wireless Communications, Inc.

              "Heartland  Indemnitees"  shall  have  the  meaning  set  forth in
     Section 11.1.

              "Heartland  SEC  Filings"  shall  have the  meaning  set  forth in
     Section 4.7.

              "Holdback Amount" shall have the meaning set forth in Section 1.2(i).

              "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

              "Initial  Amount"  shall  have the  meaning  set forth in  Section
     1.2(b).

              "Initial Consideration" means $30,500,000, as adjusted pursuant to
     Section 11.3.

              "Institution" shall mean an accredited institution or a governmental organization engaged in the formal education of enrolled students, or a non-profit organization whose purposes are educational, which is a qualified applicant for and has entered into a Channel Lease with AWS or any Subsidiary.

              "Intellectual Property" means all patents, trademarks, service marks, tradenames, copyrights, licenses, formulas, computer software, advertising, technology, advertising slogans, advertising techniques, operating procedures, know-how, data and other intellectual property rights of AWS or any Affiliate of AWS which are used or available for use in connection with the Business.

              "IRS" means the Internal Revenue Service.

              "ITFS" means Instructional Television Fixed Service.

              "Joint Venture" means a joint venture, partnership, limited liability company or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered a Joint Venture to which such Person is a party.

              "Knowledge" means (a) with respect to an individual "knowledge" of a particular fact or other matter if such individual is actually aware or has reason to know, after due inquiry, of such fact or other matter; and
     (b) with respect to a Person (other than an individual) "knowledge" of a particular fact or other matter if any individual who is serving as a director or officer of such Person has "knowledge" of such fact or other matter.

              "Laidlaw" means Laidlaw Holdings, Inc.

              "Legal Requirement" means any federal, state, local, municipal, foreign or other law, statute, legislation, act, constitution, ordinance, code, treaty, rule, regulation or FCC guideline applicable to or against AWS or Subsidiary.

              "Liabilities" means damages, obligations, claims, demands, judgments or settlements of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, including all costs and expenses (legal, accounting or otherwise).

              "Licenses" means all FCC licenses, conditional licenses, construction permits, authorizations and approvals which are required to transmit commercial programming, educational programming or any other use currently authorized by law.

              "Liens" means any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest or encumbrance against any assets or properties of AWS or its Subsidiaries.

              "Manage or Management" means the use, possession, processing, generation, treatment, storage, disposal, recycling, transportation or arranging for the transportation of any Hazardous Substance.

              "Material Adverse Effect" means any event or circumstance which results in or is reasonably likely to result in a material adverse change in (i) the financial condition, business, operations or properties of AWS or any Subsidiary, taken as a whole other than general economic change over which neither AWS nor any Subsidiary has any control; (ii) the ability of AWS or any Subsidiary prior to the Effective Time to perform its obligations under this Agreement, or (iii) the validity or enforceability of this Agreement.

              "Material Contracts" shall have the meaning set forth in Section 2.9.

              "Maximum Collar Price" means $26.00.

              "Maximum Termination Price" means $32.00.

              "MDS" shall mean a Multipoint Distribution Service, including (unless otherwise specified), the former Operational Fixed Service ("OFS") H-channels.

              "Memphis Market" shall have the meaning set forth in Section 6.12.

              "Memphis  Proceeds"  shall have the  meaning  set forth in Section
     6.18.

              "Merger" means the merger described in Section 1.1.

              "Merger Consideration" means $34,000,000.00.

              "Minimum Claim Amount" shall have the meaning set forth in Section 11.1.

              "Minimum Collar Price" means $20.00.

              "Minimum Termination Price" means $12.00.

              "Minneapolis Interest" shall have the meaning set forth in Section 6.15.

              "Minneapolis System" shall have the meaning set forth in Section 3.1.

              "MMDS" means the Multichannel Multipoint Distribution Service.

              "Net Permitted  Liabilities" means (i) Permitted Liabilities minus
     (ii) cash held in deposit accounts to be retained and available for use by the Surviving Corporation following the Merger.

              "Net Permitted Liability Basket" shall have the meaning set forth in Section 11.1(a).

              "Non-Plan Options" shall have the meaning set forth in Section 6.5(a).

              "Notice of Agreement" shall have the meaning set forth in Section 7.7.

              "Order" means any order, judgment, injunction, or FCC ruling issued, made, entered or rendered by any court, administrative agency or other Governmental Authority or by any arbitrator as to which AWS or Subsidiary is a party.

              "Outstanding  AWS  Shares"  shall  have the  meaning  set forth in
     Section 1.2(c).

              "PBGC" shall have the meaning set forth in Section 2.23(c).

              "Permitted Liabilities" shall mean the sum of (i) GAAP Liabilities, (ii) Severance Obligations (excluding Severance Obligations which are included in the calculation of GAAP Liabilities), and (iii) twenty-five percent (25%) of the indebtedness of AWS Minneapolis to Heartland outstanding under that certain promissory note in the original principal amount of $560,000 for the purpose of repaying the loan to Tsunami Capital Corporation.

              "Person" means any individual, corporation, partnership, joint venture, estate, trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or other entity or Governmental Authority.

              "Pittsburgh  Sale  Agreement"  shall have the meaning set forth in
     Section 3.2.

              "Pittsburgh  System"  shall have the  meaning set forth in Section
     3.2.

              "Plans" shall have the meaning set forth in Section 2.23(a).

              "Potential  Claims"  shall have the  meaning  set forth in Section
     6.13.

              "Primary Claims" shall have the meaning set forth in Section 11.1.

              "Proceeding" means any suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding or FCC Proceeding).

              "Proxy Statement" shall have the meaning set forth in Section 6.2(b).

              "Registration  Statement"  shall  have the  meaning  set  forth in
     Section 6.2(a).

              "Release"  means the releasing,  spilling,  leaking,  discharging,
     pumping,  pouring,  emitting,   emptying,   ejecting,   leaching,  dumping,
     disposing or allowing to escape any Hazardous Substance.

              "Rule 145 Affiliate" shall have the meaning set forth in Section 6.4.

              "SEC" means the United States Securities and Exchange Commission.

              "Secondary  Claims"  shall have the  meaning  set forth in Section
     11.1.

              "Secondary  Claim  Floor"  shall  have the  meaning  set  forth in
     Section 11.1.

              "Securities Act" means the Securities Act of 1933, as amended.

              "Security Agreement" shall have the meaning set forth in Section 10.4(c).

              "Severance  Obligations"  shall  have  the  meaning  set  forth in
     Section 2.28.

              "Site"  means a wireless  cable  television  site with  respect to
     which  AWS  is  operating  a  Wireless  Cable  Business  and   transmitting
     programming to subscribers in connection therewith.

              "Site Lease" shall mean an agreement for the lease of real estate or tower space permitting the construction of a transmitter on a Site.

              "Site  Option"  shall  mean an  option  or right to  obtain a Site
     Lease.

              "Subsidiary"   means  AWS  Holdings,   AWS  Forth  Worth  and  AWS
     Minneapolis, or any other entity in which AWS has the ability to direct the management or affairs, excluding the Pittsburgh Venture.

              "Supplemental  Disclosure"  shall  have the  meaning  set forth in
     Section 12.11.

              "Surviving  Corporation"  shall  have  the  meaning  set  forth in
     Section 1.1.

              "Tax" or "Taxes" shall have the meaning set forth in Section 2.6.

              "TruVision" shall have the meaning set forth in Section 6.13.

              "US Trust" means U.S. Trust Company of Texas, N.A.

              "Voting  Trust  Agreement"  shall  have the  meaning  set forth in
     Section 8.6.

              "Wireless Cable Business" means the business of transmitting programming to subscribers through the use of MMDS, MDS or ITFS licenses.

              "Wireless Cable Television Systems" means the Dallas, Fort Worth, Los Angeles, Memphis and Minneapolis wireless cable television systems, whether or not operational, and all assets relating thereto.

         12.2 Defined Terms. In this Agreement, all definitions shall be equally applicable to both the singular and the plural forms.

ARTICLE 13.        MISCELLANEOUS.

         13.1 Expenses of the Transaction. Each of AWS, Heartland and MergerSub agrees to pay its own fees and expenses in connection with this Agreement and the transactions hereby contemplated.

         13.2 Further Assurances. Each of AWS, Heartland and MergerSub agrees that it will, at any time and from time to time after the Closing Date, upon the request of the other party, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required from time to time in order to effectuate the provisions and purposes of this Agreement.

         13.3 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (a) when delivered personally or by private courier, (b) when actually delivered by registered United States mail, return receipt requested, or (c) when sent by telecopy (provided, however, that, it is telephonically or electronically confirmed), addressed as follows:

         If to Heartland, to:

                   Heartland Wireless Communications, Inc.
                   902 N. Bowser, Suite 140
                   Richardson, Texas 75081
                   Attn:  John R. Bailey

         With copy to:

                   Arter, Hadden, Johnson & Bromberg
                   1717 Main Street, Suite 4100
                   Dallas, TX  75202
                   Attn:  Victor B. Zanetti

         If to AWS, to:

                   American Wireless Systems, Inc.
                   7426 E. Stetson Drive
                   Suite 220
                   Scottsdale, AZ  85251
                   Attn:  Steven G. Johnson

         With copy to:

                   O'Connor Cavanagh
                   One East Camelback Road
                   Suite 1100
                   Phoenix, AZ  85012
                   Attn:  Richard Stagg

or such other address as such party may indicate by a notice delivered to the other parties hereto in the manner herein provided.

         13.4 No Modification Except in Writing. This Agreement shall not be changed, modified, or amended except by a writing signed by the party to be charged and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to which performance is to be rendered.

         13.5 Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto, sets forth the entire agreement and understanding among the parties as to the subject matter hereof.

         13.6 Severability. If any provision of this Agreement or the application of any provision hereof to any person or in any circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

         13.7 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties. Any purported assignment contrary to the terms of this Agreement shall be void.

         13.8 Publicity; Announcements. Except to the extent required by law, prior to the Closing Date, all publicity related to the transactions contemplated hereby shall be subject to the mutual approval of Heartland and AWS; provided, Heartland and AWS shall be entitled to disclose the transactions contemplated hereby without the prior approval of the other, but with prior notice to the other, to the extent reasonably necessary for Heartland or AWS to comply with applicable securities laws.

         13.9 Choice of Law. This Agreement shall be deemed to have been made in, and shall be construed in accordance with the laws of the State of Delaware, and its validity, construction, interpretation and legal effect shall be governed by the laws of the State of Delaware applicable to contracts entered into and performed entirely therein.

         13.10 Captions; Construction. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof. All uses of the term "including" shall be construed as descriptive and not a limitation of the item described. All words used herein shall be construed to be of such gender as the circumstances require.

         13.11 Schedules. The Schedules referred to herein and delivered to Heartland and/or MergerSub upon execution hereof are hereby made a part of this Agreement. All Schedules delivered to Heartland and/or MergerSub shall be subject to modification prior to the Closing Date, provided that such modifications are designated as a "Supplemental Disclosure" and delivered pursuant to notice given in accordance with Section 13.3.

         13.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. This Agreement may also be executed by facsimile signature.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

                                      AWS:

                                      AMERICAN WIRELESSS SYSTEMS, INC.



                                      By: /s/ Steve Johnson
                                         --------------------------------------
                                      Name:   Steve Johnson
                                      Title:  President, CEO



                                      HEARTLAND:

                                      HEARTLAND WIRELESS
                                      COMMUNICATIONS, INC.


                                      By: /s/ John R. Bailey
                                         --------------------------------------
                                      Name:   John R. Bailey
                                      Title:  CFO



                                      MERGERSUB:

                                      HEARTLAND MERGERSUB, INC.


                                      By: /s/ John R. Bailey
                                         --------------------------------------
                                      Name:   John R. Bailey
                                      Title:  CFO

                          AGREEMENT AND PLAN OF MERGER



                         dated as of September 11, 1995



                                    between


                        AMERICAN WIRELESS SYSTEMS, INC.
                            (a Delaware corporation)


                                      and


                           HEARTLAND MERGERSUB, INC.
                            (a Delaware corporation)


                                      and


                    HEARTLAND WIRELESS COMMUNICATIONS, INC.
                            (a Delaware corporation)